UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SOURCE INTERLINK COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOURCE INTERLINK COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

Our 2007 annual meeting of stockholders will be held on Tuesday, November 27, 2007 commencing at 9:00 Eastern Time at our principal executive offices, 27500 Riverview Center Blvd., Bonita Springs, Florida 34134. The purpose of this meeting is to consider and vote upon the following:

1.                The election of three Class III Directors to each serve a three-year term expiring in 2010 or until their respective successors shall have been elected and qualified;

2.                The approval of our 2007 Omnibus Long-Term Compensation Plan;

3.                The ratification of the appointment of BDO Seidman LLP as our independent registered public accounting firm for fiscal year 2008; and

4.                Any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on September 28, 2007, the record date, will be entitled to receive this notice and to vote at the annual meeting or any adjournment or postponement of that meeting. A list of all stockholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be available at our principal executive offices, 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134, during usual business hours, for examination by any stockholder for any purpose germane to the annual meeting for 10 days prior to the date of the meeting. The list of stockholders will also be available at the annual meeting for examination at any time during the meeting.

A copy of our 2007 Annual Report accompanies this notice.

By Order of the Board of Directors
/s/ DOUGLAS J. BATES
Douglas J. Bates
Secretary
October 25, 2007 Bonita Springs, Florida

IMPORTANT

YOUR VOTE IS IMPORTANT. Even if you plan to attend the 2007 annual meeting, please vote using one of the following options:

•       complete and mail the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope;

•       use the telephone number on the proxy card to submit your proxy by telephone; or

•       visit the website designated on the proxy card to submit your proxy on the Internet.

If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if the stockholder has returned a proxy.

REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

PROXY STATEMENT
FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and the enclosed proxy card are being furnished to you in connection with the annual meeting of our stockholders which is to be held on Tuesday, November 27, 2007 commencing at 9:00 Eastern Time at our principal executive offices, 27500 Riverview Center Blvd., Bonita Springs, Florida 34134.

The proxy is solicited by and on behalf of our Board and is being first sent to our stockholders on or about October 25, 2007. The solicitation of proxies is being made primarily by first class mail. We will bear the cost of preparing and mailing our proxy materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by our officers and employees.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes issues on which we would like you to vote at our annual meeting of stockholders. It also gives you information on these issues so you can make an informed decision.

When you vote by using the Internet, vote by telephone or sign and return the proxy card, you appoint Michael R. Duckworth and Douglas J. Bates as your representatives at the annual meeting. They will vote your shares as you have instructed them at the annual meeting (or, if an issue that is not on the proxy card comes up for vote, they will vote in accordance with their best judgment). This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote using the Internet, vote by telephone or sign and return your proxy card in advance.

Who is entitled to vote?

Holders of our common stock at the close of business on September 28, 2007 are entitled to vote. We refer to September 28, 2007 as the record date.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the annual meeting, and will be accessible for ten days prior to the meeting at our principal place of business, 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134, between the hours of 9:00 a.m. and 5:00 p.m.

How many votes is each share of stock entitled to cast?

Stockholders are entitled to one vote per share on each matter to be voted on at the annual meeting. Stockholders are not entitled to cumulate their votes in the election of Directors. On the record date, there were 52,320,837 shares of our common stock outstanding and entitled to vote.

How do I vote?

The manner in which you can vote depends on whether you are the holder of record of your shares or you own your shares through a bank or broker.

Holders of Record

If you are the holder of record of your shares, you may vote your shares as follows:

•       You may vote by using the Internet. The address of the website for Internet voting is www.proxyvoting.com/sorc. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 26, 2007. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by using the Internet, you do not need to return your proxy card.

•       You may vote by telephone. You may vote by calling toll-free (866) 540-5760. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 26, 2007. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•       You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Holders through a bank or broker

If you own your shares through a bank or broker, which is sometimes referred to as owning your shares in “street name,” please refer to your proxy card or the information forwarded by your bank or broker to see what voting options are available to you. Generally, your broker will not vote your shares unless you follow the directions your broker provides to you regarding how to vote your shares. If you fail to provide your broker with instructions, it will have no effect in determining the number of votes for or against the proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Attending the meeting

The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

How many votes do you need to hold the annual meeting?

To conduct business at the annual meeting, a quorum must be present. Under Delaware law, the holders of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy shall constitute a quorum at a meeting of the stockholders. Holders of shares of our common stock entitled to vote and present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to matters presented for stockholder approval) will be counted for purposes of determining whether quorum exists at the annual meeting. If a quorum is not present at the annual meeting, the annual meeting may be adjourned or postponed to solicit additional proxies.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•       submitting a subsequent proxy by Internet, telephone or mail with a later date;

•       sending written notice of revocation to our Corporate Secretary at 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134; or

•       voting in person at the annual meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

You are being asked to vote on the following matters:

•       the election of three Class III directors to serve until our 2010 annual meeting of stockholders;

•       the approval of our 2007 Omnibus Long Term Compensation Plan; and

•       the ratification of our Board’s selection of BDO Seidman, LLP as our independent registered public accounting firm.

Although we do not anticipate that any other matters will be raised at the annual meeting, it is possible that additional matters may be properly submitted to the stockholders for consideration.

How may I vote for the nominees for director and how many votes must the nominees receive to be elected?

At the election of directors, you may:

•       vote FOR the election of all of the nominees;

•       WITHHOLD AUTHORITY to vote for all of the nominees; or

•       WITHHOLD AUTHORITY to vote for a specific nominee or nominees and vote FOR the election of the remaining nominee or nominees.

Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

How may I vote for the other proposals and how many votes must each proposal receive in order to be approved?

For each proposal other than the election of directors you may:

•       Vote FOR the proposal;

•       Vote AGAINST the proposal, or

•       ABSTAIN from voting.

A majority of the votes that could be cast by stockholders who are either present in person or represented by proxy at the meeting is requested to approve each proposal.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified.

How does the board of directors recommend that I vote?

The Board recommends that you vote FOR all director nominees, FOR the approval of our 2007 Omnibus Long Term Compensation Plan, and FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted for all director nominees and FOR each other proposal described in this proxy statement. If any other matters are properly presented for consideration at the annual meeting, the persons named in the proxy as your representatives will vote on those matters in accordance with their best judgment. We do not anticipate that any other matters will be raised at the annual meeting.

Are any stockholders committed to voting in favor of the director nominees?

In connection with our merger with Alliance Entertainment Corp. on February 28, 2005, we and AEC Associates entered into a Stockholder’s Agreement dated as of February 28, 2005, as amended by letter agreement dated November 30, 2006, pursuant to which AEC Associates agreed to vote in favor of electing such nominees for Director as the Nominating and Corporate Governance committee of the board of directors may recommend. For further discussion regarding the Stockholder’s Agreement, please see “Election of Directors—Information About the Board of Directors” discussed below.

How do I submit a stockholder proposal for next year’s annual meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2008 annual meeting of stockholders, we must receive the proposal at our principal office on or before April 30, 2008. Please address your proposal to: Corporate Secretary, Source Interlink Companies, Inc. 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134.

Our 2008 Annual Meeting of Stockholders is scheduled to be held on August 27, 2008. We will not be required to include in our proxy statement a stockholder proposal that is received after April 30, 2008 or that otherwise does not meet the requirements for stockholder proposals established by the Securities and Exchange Commission set forth in our bylaws. In the event that the date of the 2008 annual meeting of stockholders is changed by more than 30 days from August 27, 2008, the deadline for submitting a proposal to be included in our proxy statement for our 2008 annual meeting of stockholders will be a reasonable time before we begin to print and mail our proxy materials.

If you would like to nominate a Director or bring other business before the 2008 annual meeting without having the matter included in our Proxy Statement, under our current bylaws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing, no later than April 30, 2008 and no earlier than March 31, 2008. In the event that the date of the 2008 annual meeting of stockholders is changed by more than 30 days from the date announced above, our bylaws currently provide that, in order to be timely, you must notify our Corporate Secretary no later than the tenth day following the day on which notice of the date of the 2008 annual meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

PROPOSAL 1:

ELECTION OF DIRECTORS

Information About the Board of Directors

Our board of directors is divided into three classes of directors with the classes to be nearly equal in number as possible. One class of directors is elected each year at our annual meeting to serve for a three-year term. The terms of the Class I directors, Class II directors and Class III directors expire at the 2008 annual meeting, the 2009 annual meeting and the 2007 annual meeting, respectively. Our amended and restated bylaws, as amended, provide that the Board shall consist of not less than three and not more than 11 members. The Board currently consists of nine individuals.

In connection with the merger with Alliance in February 2005, we entered into that certain Stockholder’s Agreement, as amended by letter agreement dated November 30, 2006, with AEC Associates pursuant to which we agreed that through our 2007 annual meeting, AEC Associates will (i) vote for all director candidates nominated by the Board, (ii) be present at all stockholder meetings, in person or by proxy and (iii) not, without supermajority Board approval, take any action, directly or indirectly, intended to remove or that will result in removing any director from the Board.

On November 29, 2006, A. Clinton Allen resigned from the Board and Aron S. Katzman informed us of his decision not to stand for reelection. Terrence Wallock was approved by our Nominating and Corporate Governance committee and appointed to the Board to fill a vacancy on February 14, 2007. One of our directors nominated Mr. Wallock as a director.

Information About Election of the Class III Directors

Three Class III directors will be elected at the 2007 annual meeting to serve three-year terms expiring on the date of our 2010 annual meeting or until their respective successors have been elected and qualified. The Board has nominated Messrs. Duckworth, Emanuel and Wallock as candidates for election to the Board at the 2007 annual meeting as Class III directors.

The Board recommends a vote “FOR” the election of each of the nominees. Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect Messrs. Duckworth, Emanuel and Wallock to the Board.

We have included below some information about the nominees for election as Class III directors.

Michael R. Duckworth, 46.   Mr. Duckworth has served as the Chairman of our Board since November 2006 and as one of our directors since February 2005. He is a partner of Yucaipa Companies, a Los Angeles-based private investment firm specializing in acquiring and operating companies in the retail, distribution, logistics and technology areas. From 2000-2003, Mr. Duckworth was head of West Coast Financial Sponsor Coverage for Merrill Lynch & Co. where he managed client relationships with private equity firms throughout the western region. He was responsible for all client activity including idea generation, public and private debt, equity and merger and acquisition origination, and private equity fund raising. From 1988-2000, Mr. Duckworth served as Managing Director at Bankers Trust/Deutsche Bank where he maintained a similar emphasis on working with Financial Sponsors and on Leveraged Finance.

Ariel Z. Emanuel, 46.   Mr. Emanuel has served as one of our directors since November 2004. At present, he is a member of The Endeavor Agency LLC, a California-based talent agency which he founded in 1995. Mr. Emanuel is active in P.S. Arts, an entertainment industry sponsored organization working to bring arts education to public schools in Southern California and served as co-chair of the 2002 Earth to LA biennial fund-raising event for the Natural Resources Defense Council. Mr. Emanuel is a director of Live Nation, Inc., a promoter of live music events and entertainment venue management company.

Terrence Wallock, 62.   Mr. Wallock has served as one of our directors since February 2007. He currently serves as Chairman of our Nominating and Corporate Governance committee and as a member of our Compensation committee. Previous thereto, Mr. Wallock served as a senior executive officer and general counsel to a number of large grocery and foodservice chains, including Ralph’s Grocery Company, the Vons Companies, and Denny’s, Inc. Most recently, Mr. Wallock has been engaged providing legal and consulting services in connection with merger, acquisition and restructuring situations, as well as advising companies that provide services to the retail grocery business.

Information About Our Directors Continuing in Office

We have also included below some information about our Class I and Class II Directors who are continuing in office after the 2007 annual meeting. The terms of Class I Directors next expire at our 2008 annual meeting of stockholders. The terms of Class II Directors next expire at our 2009 annual meeting of stockholders.

Class I Directors

David R. Jessick, 54.   Mr. Jessick has served as one of our directors since February 2005 and is a member of our Board’s Audit committee and our Board’s Nominating and Corporate Governance

committee. He served as a consultant to the chief executive and senior financial staff at Rite Aid Corporation where he previously served as a Senior Executive Vice President and Chief Administrative Officer from July 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he was Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co. He is currently non-executive Chairman of Pathmark Stores, Inc. (member of the Audit committee), a director of Big 5 Sporting Goods, Inc. (member of the Audit committee), a director of WKI Holding Company, Inc. (chairman of the Audit and the Compensation committees), and Dollar Financial Corp. (chairman of the Audit committee).

Gregory Mays, 61.   Mr. Mays has served as one of our directors since February 2005 and is the Chairman of our Board’s Compensation committee and a member of our Board’s Audit committee. He has been a consultant and private investor from February 1999 to present. Throughout his career, Mr. Mays has held numerous executive and financial positions primarily in the supermarket industry, most recently, from 1995 to 1999, as Executive Vice President of Ralph’s Grocery. Prior to that, from 1992 to 1995, he was Executive Vice President of Food4Less Inc. From 1990 to 1992, Mr. Mays was Chief Executive Officer and President of Almacs Supermarkets. Mr. Mays is currently a director and Chief Financial Officer of Simon Marketing.

George A. Schnug, 62.   Mr. Schnug has served as one of our directors since February 2005. He is the Chief Executive Officer of Americold Realty Trust. Prior to that, Mr. Schnug had been affiliated with The Yucaipa Companies, an entity affiliated with AEC Associates, for more than 12 years. Mr. Schnug served as Executive Vice President of Corporate Operations at Fred Meyer from 1997 to 1998. From 1995 to 1997, he was at Ralph’s Grocery Company and oversaw post-merger integrations for both the Ralphs-Food4Less acquisition in 1995 and the Fred Meyer-Ralph’s merger in 1997. He also served as Senior Vice President of Administration at Food4Less from 1990 to 1995. Prior to that, Mr. Schnug was the Managing Partner for Sage Worldwide, a wholly owned subsidiary of advertising giant, Ogilvy & Mather. Mr. Schnug is a director of Digital On-Demand, Inc., and Americold Realty Trust. He is a former director of Alliance.

Class II Directors

James R. Gillis, 54.   Mr. Gillis became our President in December 1998, was appointed as a member of our Board in March 2000 and became our Chief Operating Officer in August 2000. In November 2006 he was also appointed as an Interim Co-Chief Executive Officer. Prior to his service with our Company, he served as the President and Chief Executive Officer of Brand Manufacturing Corp., which we acquired in January 1999.

Gray Davis, 64.   Mr. Davis has served as one of our directors since February 2005 and is a member of our Board’s Nominating and Corporate Governance committee. Mr. Davis is Of Counsel in the Los Angeles office of Loeb & Loeb LLP, a multi-service national law firm. Before joining Loeb & Loeb, Mr. Davis served as Governor of California (1998-2003), Lieutenant Governor of California (1995-1999), California State Controller (1987-1995), California State Assembly Representative for Los Angeles County (1983-1987) and Chief of Staff to California Governor Edmund G. Brown, Jr. (1975-1981).

Allan R. Lyons, 66.   Mr. Lyons has served as one of our directors since March 2003. He is currently chairman of our Board’s Audit committee and a member of our Board’s Compensation committee. From January 2000 to the present, he has been the managing member of 21st Century Strategic Investment Planning, LLC, a money management firm with more than $20.0 million under management. He is a director and is currently chairman of the Audit committee of Franklin Credit Management Corp., a specialty consumer finance and asset management company based in New York, NY. In late 1999,

Mr. Lyons retired from Piaker & Lyons, a diversified certified public accounting firm where he specialized in taxes, estate and financial planning. Before becoming Chairman and Chief Executive Officer of Piaker & Lyons in 1994, Mr. Lyons had been a partner of the firm since 1968.

Board Meetings

Our Board held eleven meetings during our 2007 fiscal year. All of our directors, other than Ariel Z. Emanuel, attended at least 75% of all meetings of the Board and the Committees on which they serve.

Executive Sessions of Non-Employee Directors

Non-employee members of the Board meet without management present as frequently as they deem appropriate, and at least twice each year in conjunction with regularly scheduled meetings of the Board. The non-employee Directors rotate as the presiding Director for these meetings.

Policy Regarding Director Attendance At Annual Meetings

We do not currently have a policy that requires the attendance of all Directors at annual meetings of stockholders. Five of our directors attended our 2006 annual meeting of stockholders.

Communications with Directors

Stockholders may communicate concerns to any Director, committee member or the Board by writing to the following address: Source Interlink Companies Board of Directors, Source Interlink Companies, Inc., 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134 Attn: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence to the relevant Director, committee member or the full Board, as indicated in the correspondence.

CORPORATE GOVERNANCE MATTERS

Generally

All of our property and business is controlled and managed under the supervision of our Board. Members of the Board are kept informed of our business through discussions with the Chairman, the Co-Chief Executive Officers, the Chief Financial Officer, and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Direct of Independence

The Board is comprised of a majority of directors who are independent from management. The Board has conducted an evaluation of director independence, based on the independent standards applicable to NASDAQ-listed companies and the applicable rules and regulations of the SEC. In the course of the Board’s evaluation of the independence of each non-management director, the Board considered any transactions, relationships and arrangements between such director (or any member of his or her immediate family) and the Company and its subsidiaries and affiliates. The purpose of this evaluation is to determine whether any relationships or transactions exist that could be inconsistent with a determination by the Board that a director has no relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

As a result of this evaluation, the Board has affirmatively determined that Messrs. Lyons, Mays, Jessick, Davis, Wallock, and Emanuel are independent of the Company’s management under the standards and regulations described above.

Code of Ethics

We have a long-standing commitment to conduct our business in accordance with the highest ethical principles. Our Code of Business Conduct and Ethics is applicable to all representatives of our enterprise, including our executive officers and all other employees and agents of our Company and our subsidiary companies, as well as to our Directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of the Investor Relations page of our website. In addition, our Board has adopted a Code of Ethics for the Chief Executive Officer and Financial Executives and a Code of Conduct for Directors and Executive Officers which supplement our Code of Business Conduct and Ethics. A copy of each of these codes is available on the Corporate Governance section of the Investor Relations page of our website. We will disclose any amendments to, or waivers from, our Codes of Ethics on our website.

Committees Of The Board Of Directors

Our Board has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each standing committee’s written charter, as adopted by the Board, is available in the Corporate Governance section of the Investor Relations page of our website. Our website address is www.sourceinterlink.com.

Audit Committee

The Audit committee met nine times during the 2007 fiscal year. During fiscal 2007 the members of the Audit committee were Allan R. Lyons (Chairman), David R. Jessick and Aron S. Katzman, each of whom was independent as defined in rules adopted by the SEC and The NASDAQ Stock Market. The Board has determined that two members of the Audit committee, Messrs. Lyons and Jessick, qualify as Audit committee financial experts under the standards issued by the SEC. On February 14, 2007, Mr. Katzman resigned from the Board and Mr. Mays was appointed to serve as a member of the Audit committee. The Board has determined that Mr. Mays qualifies as an Audit committee financial expert under the standards issued by the SEC.

The Audit committee appoints, evaluates, retains, terminates, compensates and oversees the work of any public accounting firm engaged by us to audit our financial statements or performing other audit, review or attest services for us. The Audit committee also supervises and monitors the establishment and implementation of a system of financial control processes and internal controls and procedures designed to provide reasonable assurance of the reliability of our financial reports.

Compensation Committee

The Compensation committee met three times during the 2007 fiscal year. During the year, the members of the Compensation committee were Aron S. Katzman (Chairman), A. Clinton Allen and Gregory Mays, each of whom is independent as defined in rules adopted by the SEC and The NASDAQ Stock Market and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Messrs. Katzman and Allen resigned from the Board on February 14, 2007 and November 29, 2006, respectively. On November 29, 2006, Mr. Katzman resigned his Chairmanship and Mr. Mays was elected to serve as Chairman of the Compensation committee. On February 14, 2007, Messrs. Wallock and Lyons were appointed to serve as members of the Compensation committee.

The Compensation committee reviews and approves corporate goals and objectives relevant to our Chief Executive Officer, our other executive officers and our non-employee Directors, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation levels based on this evaluation. The Compensation committee also reviews and adopts our employee equity-based and incentive compensation plans, approves changes to such plans or, where necessary, recommends changes to such plans for approval by the Board or our stockholders and interprets and administers our equity-based plans as may be in effect from time to time.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance committee met once during the 2007 fiscal year. During that year, the members of the Nominating and Corporate Governance committee were A. Clinton Allen (Chairman), Allan R. Lyons and Gray Davis, each of whom are independent as defined in rules adopted by the SEC and The NASDAQ Stock Market. Mr. Allen resigned from the Board on November 29, 2006. On February 14, 2007, Mr. Wallock was elected Chairman, and Mr. Jessick a member, of the Nominating and Corporate Governance committee.

The Nominating and Corporate Governance Committee:

•       Evaluates, reviews and provides an annual assessment of the Board regarding the overall effectiveness of the organization of the Board (including with regard to the appropriate size, functions and needs of the Board), the performance of the Board and its Committees, the conduct of its business and the relationship between the Board and management.

•       Develops and recommends to the Board a set of corporate governance principles, reviews those principles at least annually, ensures that management has established an enforcement system, reviews management’s monitoring of our compliance with them, and recommends any proposed changes to the Board as the Committee deems advisable.

•       Reviews the outside activities of, and considers questions of possible conflicts of interest of, Board members and senior executives.

•       Reviews any transaction or proposed transaction with a related person to determine whether to ratify or approve the transaction in accordance with our written related party transaction policy, with ratification or approval to occur only if the Committee determines that the transaction is fair to the Company or that approval or ratification of the transaction is in the interest of the Company.

•       Establishes the criteria for membership on the Board and formulates a process to identify candidates for nomination as Directors.

•       Identifies candidates believed to be qualified to become Board members, conducts appropriate inquiries into the backgrounds and qualifications of such individuals and recommends to the Board the nominees to stand for election as Directors at the annual meeting of stockholders.

•       Recommends to the Board the membership of any Committee of the Board and identifies and recommends Board members qualified to fill vacancies on any Committee of the Board.

•       Assists the Board in assessing whether individual members of the Board are independent under all applicable laws, rules and regulations, including those promulgated by the SEC and by the principal national securities exchange or national securities association on which our securities are listed.

•       Formulates and recommends for adoption to the full Board a policy regarding consideration of nominees for election to the Board who are recommended by stockholders of the Company and reviews such candidates recommended by stockholders.

•       Formulates procedures for stockholders to send communications to the Board in order to facilitate stockholder communications with the Board and formulates procedures for interested parties to communicate with non-management Directors.

•       Identifies and brings to the attention of the Board and management current and emerging corporate governance trends, issues and best practices that may affect our business operations, performance or public image.

Process For Electing Directors Nominees

The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her resume and other biographical information, his/her willingness to serve, and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of the Board at that time.

Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance committee will recommend the candidate to the Board for election. If the director nominee is a current Board member, the Nominating and Corporate Governance committee also considers prior Board performance and contributions. The Nominating and Corporate Governance committee uses the same process for evaluating all candidates regardless of the source of the nomination.

The minimum qualifications and attributes that the Nominating and Corporate Governance committee believes must be possessed by a director nominee include:

•       The ability to apply good business judgment;

•       The ability to exercise his/her duties of loyalty and care for the benefit of our stockholders;

•       Proven strength of character;

•       Demonstrated integrity and ethics;

•       Diversity of experience;

•       The ability to understand complex principles of business and finance; and

•       Familiarity with national and international issues affecting businesses.

All of the director nominees are current members of the Board. The Nominating and Corporate Governance committee may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

The Nominating and Corporate Governance committee will consider candidates recommended by stockholders. Candidates recommended by our stockholders must satisfy the same qualifications and possess the same attributes required for any director nominees. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualifications, a document indicating the candidate’s willingness to serve to: Corporate Secretary, Source Interlink Companies, Inc., 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134. A stockholder wishing to nominate a candidate must also comply with the notice requirements described above under the question, “How do I submit a stockholder proposal for next year’s annual meeting?”

EXECUTIVE OFFICERS

The following is a summary of information about our executive officers that do not serve as members of our Board of Directors.

Douglas J. Bates, 49.   Mr. Bates joined us in 2003 as Senior Vice President and General Counsel. In 2004, he was named Secretary of the Company. Prior thereto, he was engaged in the private practice of law

(2001—2003); co-founded a boutique investment banking firm (1999—2001) and practiced law at the firm of Gallop, Johnson & Neuman, L.C. (1989—1999).

Marc Fierman, 46.   Mr. Fierman has served as our Chief Financial Officer since November 2002. Prior thereto, he served as Vice President of Finance (July 2001 to November 2002) and Vice President of Finance—Display Division (March 1999 to June 2001). From April 1997 to February 1999, Mr. Fierman served as the chief financial officer of Brand Manufacturing Corp., which we acquired in January 1999.

Jason S. Flegel, 42.   Mr. Flegel has served as one of our Executive Vice Presidents since June 1996. Prior thereto, and since our inception in March 1995, he served as Vice President—Western Region. For more than two years prior thereto, Mr. Flegel was an owner and the Chief Financial Officer of Display Information Systems Company, one of our predecessors.

Steven R. Parr, 48.   Mr. Parr, President, Source Interlink Media, joined our executive team upon our acquisition of Primedia Enthusiast Media, Inc, in August 2007. Prior to joining Source Interlink, he served the publishing world in both books and magazines for over twenty years in three countries. Mr. Parr held the positions of President of Penguin Books Canada Ltd., Executive Vice President of Penguin Books in the U.S., and CEO of Pearson PLC’s Business Services division in London. Mr. Parr joined EMAP USA in 1999, where he held various posts, culminating in his role as President. After the sale of EMAP, Steve departed to become President and CEO of book publisher, Harry N. Abrams, Inc. but returned as President of EMAP’s ultimate parent, Primedia Enthusiast Media, Inc, in 2004.

Alan Tuchman, 48.   Mr. Tuchman became one of our Executive Vice Presidents in February 2005 upon our acquisition of Alliance Entertainment Corp. and was also appointed an Interim Co-Chief Executive Officer of our Company in November 2006. Prior to his service with our Company, he had served as President and Chief Operating Officer of Alliance since 2003. Mr. Tuchman joined Alliance in 1991 and was Vice President from that time until 1996, when he became Senior Vice President of Strategic Planning. Mr. Tuchman held this position until 1997 when he became President of Alliance.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of September 21, 2007 certain information concerning the ownership of our common stock by:

•       each person who is known to us to own beneficially 5% or more of our outstanding common stock;

•       each of our directors, our chief executive officer and our four other most highly paid executive officers in fiscal year 2007; and

•       all directors and executive officers as a group.

The information presented below is based on information supplied by our officers and directors and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
AEC Associates, L.L.C.(1)	17,685,568	33.8%
New Mountain Vantage Advisers, L.L.C.(2)	4,630,100	8.8%
Dimensional Fund Advisors, L.P.(3)	4,212,754	8.1%
Wells Fargo & Company(4)	3,327,823	6.4%
Peninusla Capital Management, L.P.(5)	2,931,667	5.6%
S. Leslie Flegel(6)	1,174,835	2.2%
James R. Gillis(7)	633,418	1.2%
Jason S. Flegel(7)	381,860	*
Alan E. Tuchman(7)	263,046	*
Marc Fierman(7)	91,356	*
Michael R. Duckworth(7)	30,000	*
Steven R. Parr(7)	12,500	*
Douglas J. Bates(7)	—	*
Allan R. Lyons(7)(8)	384,037	*
Aron S. Katzman(7)(9)	319,467	*
George A. Schnug(7)	31,000	*
Ariel Z. Emanuel(7)	30,000	*
David R. Jessick(7)	30,000	*
Gov. Gray Davis(7)	30,000	*
Gregory Mays(7)	30,000	*
Terrence J. Wallock(7)	10,000	*
A. Clinton Allen(7)(10)	—	*
All Directors and named executive officers, as a group (as of September 21, 2007, 13 persons)	1,957,217	3.7%

       (1) The business address for AEC Associates, L.L.C. is: c/o The Yucaipa Companies, 9130 West Sunset Boulevard, Los Angeles, California 90069.

       (2) The business address for New Mountain Vantage Advisors, L.L.C. is 787 Seventh Avenue, 49th Floor, New York, NY 10019. The shares reported include shares held by New Mountain Vantage Advisors, L.L.C. and its subsidiaries and affiliates.

       (3) The business address for Dimensional Fund Advisors, L.P. is 1299 Ocean Avenue, Santa Monica, CA 90401.

       (4) The business address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104. The shares reported include shares held by Wells Fargo & Company and its subsidiaries and affiliates.

       (5) The business address for Peninsula Capital Management, L.P. is 235 Pine Street, Suite 1818, San Fransico, CA 94104.

       (6) Mr. Flegel resigned the position of Chairman of the Board and Chief Executive Officer on November 10, 2006. The business address for S. Leslie Flegel remains c/o Source Interlink Companies, Inc., 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, FL 34134.

       (7) The business address of our officers and directors is c/o Source Interlink Companies, Inc., 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, FL 34134.

       (8) Of the reported shares, 116,010 shares are held by Mr. Lyons’ spouse. Mr. Lyons disclaims beneficial ownership of these securities, and this statement shall not be deemed an admission that he is the beneficial owner of the securities for any purpose.

       (9) Mr. Katzman resigned from the Company’s Board of Directors on February 14, 2007.

(10) Mr. Allen resigned from the Company’s Board of Directors on November 29, 2006.

Included in the shares reported above are the following shares to be issued upon exercise of options to purchase the Company’s common stock:

Name of Beneficial Owner	Number of Options Exercisable Within 60 Days
James R. Gillis	424,667
Jason S. Flegel	211,500
Alan E. Tuchman	263,046
Marc Fierman	85,356
Michael R. Duckworth	30,000
Allan R. Lyons	50,000
Aron S. Katzman	20,000
George A. Schnug	30,000
Ariel Z. Emanuel	30,000
David R. Jessick	30,000
Gregory Mays	30,000
Gov. Gray Davis	30,000
Terrence J. Wallock	10,000

Beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Shares of common stock subject to options that are currently exercisable within 60 days of the date of this report are treated as outstanding for the purpose of computing the percentage ownership of the subject individual. These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

As of September 21, 2007, there were 52,320,837 shares of our common stock outstanding.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, as well as other persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and The Nasdaq Stock Market reports of ownership of our securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the 2007 fiscal year, our officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except:

•       Each of Messrs. Davis, Duckworth, Emanuel, Jessick, Lyons, Mays and Schnug failed to timely file a Statement of Changes in Beneficial ownership of Securities to reflect the issuance of options to purchase 4,575 shares of common stock received as compensation for service as a director. These omissions were corrected by filing a Form 4 for each of these individuals in February 2007.

•       Each of Messrs. Davis, Duckworth, Emanuel, Jessick, Lyons, Mays and Schnug failed to timely file a Statement of Changes in Beneficial ownership of Securities to reflect the issuance of options to purchase 5,425 shares of common stock received as compensation for service as a director. These omissions were corrected by filing a Form 4 for each of these individuals in February 2007.

•       Each of Messrs. Katzman and Allen failed to timely file a Statement of Changes in Beneficial ownership of Securities to reflect the issuance of options to purchase 4,575 shares of common stock received as compensation as a director. These omissions were not corrected for these individuals prior to the termination of service on our Board of Directors.

•       Mr. Katzman failed to timely file a Statement of Changes in Beneficial ownership of Securities to reflect the issuance of options to purchase 5,425 shares of common stock received as compensation as a director. This omission was not corrected for Mr. Katzman prior to his termination of service on our Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation committee, composed entirely of independent directors, is responsible to our Board of Directors, and indirectly to our stockholders, for formulating our compensation philosophies and monitoring and implementing our executive compensation program. The duties, responsibilities and authority of the Compensation committee are Compensation committee reviews and recommends executive compensation levels and prescribed in a Compensation committee Charter adopted by our Board of Directors. Pursuant to its Charter, the cash and equity incentives for our executive officers.

In fulfilling its duties, the may retain outside advisors or consultants or other experts to provide the Committee with the information, advice or expertise as the Committee may deem necessary. In connection with our acquisitions of Alliance Entertainment Corp. and Chas. Levy Circulating Co., LLC in 2005, the Compensation committee engaged Pearl Meyer & Partners, a Clark Consulting practice, to conduct a review and analysis of our executive compensation program. During its engagement, Pearl Meyer compared the competitiveness of our total reward package and the provisions and design of current executive contracts by comparison to a group of public and private companies of comparable complexity and size with particular focus on comparable companies within the various industries in which we compete. Based on Pearl Meyer’s research and report, the Compensation committee revised our approach to executive compensation to provide sufficient retention incentives for our executive officers that reward long-term growth more than short-term results.

In making compensation determinations, the Compensation committee may also utilize outside resources, references and industry benchmarks to determine competitive market ranges and reasonable levels of compensation. In addition, the Compensation committee may consult or rely on the recommendations of our principal executive officer with respect to all of our executive officers (other than the principal executive officer himself), particularly with regard to the assessment of the individual performance of each of our other executive officers.

Our Executive Compensation Philosophy

The Compensation committee believes that our executive compensation program should be designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. In addition, the Compensation committee believes that executive compensation should be driven primarily by the long-term interests of the Company and its stockholders.

The Compensation committee believes that the quality of executive leadership significantly affects long-term performance and that it is in the best interest of the stockholders to fairly compensate executive leadership for achievements that meet or exceed the high standards set by the Compensation committee, so long as there is corresponding risk when performance falls short of such standards.

The Compensation committee’s general executive compensation philosophy is based on the following three principles:

•       Compensation Should Relate to Performance.   Executive compensation should reward performance measured by achievement of pre-set objectives producing long-term improvement in corporate performance.

•       Compensation Should be Competitive.   In order to attract and retain key employees Executive compensation should be competitive with pay for positions of similar responsibility at other companies of comparable complexity and size, or comparable companies within the various industries in which we compete.

•       Incentive Compensation Should Be a Greater Part of Total Direct Compensation For More Senior Positions.   As employees assume greater responsibilities and have the opportunity to create more stockholder value, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long and short-term nature).

•       Employee Interests Should Be Aligned with Stockholders.   Executive compensation should reward contribution to long-term stockholder value.

Elements of Compensation

Our executive compensation program consists of the following general elements: base salary; discretionary cash incentive bonuses; long-term stock-based incentives; and performance-based cash incentives.

Base Salary

The base annual salary for our executive officers is based upon the level and scope of the responsibility of the executive officer, pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the

Compensation committee establishes the base salary to be paid to each executive officer. Historically, it has been our practice to enter into multi-year employment agreements with each of our named executive officers that include pre-determined annual increases in base salary.

Discretionary Cash Incentive Bonuses

The Compensation committee has the discretion and authority to make individual cash bonus awards to executive officers for meritorious service to our long-term interests that in some cases may include the individual executive’s performance objectives. At the conclusion of each fiscal year, the Compensation committee reviews the individual executive’s performance and, when deemed appropriate, authorizes payment for achievement.

Long-Term Stock-Based Incentive Compensation

The Compensation committee for many years used stock options as long-term incentives for executives and other key employees. Stock options were historically used because they directly related the amounts earned by executives and other key employees to the amount of appreciation realized by our stockholders over comparable periods. Recent changes in the accounting treatment of stock options, however, have caused the Compensation committee to deemphasize the use of stock options as a long-term incentive mechanism. In lieu of stock options, the Compensation committee has established cash-based incentive programs, including a supplemental executive retirement plan and a challenge grant plan (each as discussed below), and intends to explore additional plans and programs designed to reward contributions to increase long-term stockholder value.

Performance-Based Cash Incentives

On February 28, 2005, the Compensation committee approved the Source Interlink Companies, Inc. Challenge Grant Program, effective as of March 1, 2005 (the “Challenge Grant Program”). The Challenge Grant Program provides that any member of our management and other highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) that the Compensation committee (when required under the Challenge Grant Program) designates as eligible to participate in the Challenge Grant Program (“Eligible Challenge Grant Participants”) are entitled to share an aggregate cash payout (the “Aggregate Payout”) tied to the attainment by us of certain specified consolidated net operating income targets over the period commencing March 1, 2005 and ending January 31, 2008 (the “Challenge Period”).

The Aggregate Payout under the Program shall be equal to that amount set forth in the following table opposite the applicable range which encompasses the cumulative operating income, as defined, over the three year period:

Greater Than	Less Than or Equal to	Aggregate Payout
$0	$195.2 million	$0
$195.2 million	$202.8 million	$2.50 million
$202.8 million	$210.4 million	$5.00 million
$210.4 million	$218.0 million	$7.50 million
$218.0 million	$227.2 million	$10.00 million
$227.2 million	$236.4 million	$11.00 million
$236.4 million	$245.6 million	$12.00 million
$245.6 million	$254.8 million	$13.00 million
$254.8 million	$264.0 million	$14.00 million
$264.0 million	Unlimited	$15.00 million

The Aggregate Payout, if any, shall be allocated among the Eligible Challenge Grant Participants in such amounts and proportions as may be determined by the Chief Executive Officer with, in the case of Executives that are also officers of the Corporation subject to the reporting requirements of Section 16 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the Compensation committee of the Board of Directors. Based on current performance and projected performance levels, the Company has not accrued any aggregate payout related to the Challenge Grant Program at January 31, 2007 and does not expect any payments to be made under this program.

If a Change of Control shall occur during the Challenge Period, the Aggregate Payout under the Program shall be equal to that amount set forth in the following table opposite the applicable period in which the Change of Control occurs.

Twelve Month Period Ending	Aggregate Payout
January 31, 2006	$10.0 million
January 31, 2007	$12.5 million
January 31, 2008	$15.0 million

The Compensation committee reserves the right, but has no obligation, to adjust upward or downward the consolidated net operating income targets under the Challenge Grant Program if, during the Challenge Period, we complete the acquisition or disposition of a significant amount of assets otherwise than in the ordinary course of business. Any such adjustment during the Challenge Period will be reasonably related to any increase or decrease in our net income expected to result from the completion of such acquisition or disposition.

General Benefits And Perquisites

Our executives are eligible to participate in all of our employee benefit plans that are generally available to all of our employees, including our 401(k) retirement savings plan, medical, dental, vision, long and short-term disability and group term life insurance. In addition, we have historically provided certain perquisites to our executive officers. During the 2007 fiscal year, these perquisites included:

•       supplemental medical expense reimbursement;

•       personal use of company-leased motor vehicles;

•       personal use of company-leased aircraft;

•       special commuting and housing benefits for Mr. Duckworth; and

•       reimbursement of country club dues.

2007 Named Executive Officer Base Salary And Incentive Compensation Determinations

Principal Executive Officer

On November 10, 2006, we entered into that certain Separation, Consulting and General Release Agreement (the “Separation Agreement”) with S. Leslie Flegel that provided for Mr. Flegel’s immediate resignation as Chairman of the Board, Chief Executive Officer and director of the Company. The Separation Agreement provided that Mr. Flegel receive $900,000 for his fiscal 2007 bonus and a lump sum severance of $4.6 million, in lieu of any claim to benefits or compensation under his employment agreement with the Company. In addition, the Separation Agreement contemplates the provision of certain consulting services by Mr. Flegel over a three-year period, for which services Mr. Flegel will receive an annual payment of $1 million and aggregate bonuses of up to $4 million upon the occurrence of any of the following events: (i) if prior to May 10, 2008 we enter into a definitive agreement with parties specified,

Mr. Flegel shall receive a payment of $1,000,000; (ii) if prior to November 10, 2007 we enter into certain definitive agreements in connection with our magazine division, then Mr. Flegel shall receive a payment of $1,000,000; and (iii) if within a pre-determined period we enter into certain definitive agreements in connection with our music division, then Mr. Flegel shall receive a payment of $2,000,000. Mr. Flegel received a payment of $1,000,000 on May 25, 2007 in connection with (i) above.

In connection with Mr. Flegel’s resignation, Mr. Duckworth was appointed as our Chairman of the Board by the Board of Directors and was granted the power as our principal executive officer to exercise direct general supervision, direction and control over the business and affairs of the Company and our officers. The Compensation committee, at a meeting held on March 22, 2007, retroactively determined effective as of November 1, 2006 that Mr. Duckworth be paid a base salary of $75,000 per month in consideration of his service as our principal executive officer. Such salary will be paid until Mr. Duckworth’s successor is identified and elected. The Compensation committee also determined that Mr. Duckworth will not participate in any of our employee benefit plans however, he will continue to receive his compensation for services as a director. At the Compensation committee’s discretion, Mr. Duckworth may be awarded cash bonuses.

Other Named Executive Officers

Concurrent with Mr. Duckworth’s appointment, the Board of Directors appointed Mr. Gillis and Mr. Tuchman as Interim Co-Chief Executive Officers to oversee Company operations until a new Chief Executive Officer is identified and elected. The Compensation committee reviewed the compensatory elements of the employment arrangements with Messrs. Gillis and Tuchman, and determined that no additional compensation for service as an Interim Co-Chief Executive Officer was warranted.

We are party to employment agreements with each of the other executive officers named in the Summary Compensation Table, which employment agreements provide for the base salaries of such named executive officers through 2009.

Discretionary Cash Incentive Bonuses

As an award for meritorious service for the 2007 fiscal year, the Compensation committee determined that each of our named executive officers receive a cash bonus in such amount that the executive’s total base salary and cash bonus paid (not earned) in fiscal 2008 would equal the amount of such executive’s total base salary and cash incentive paid (not earned) in fiscal 2007.

Tax And Accounting Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows generally any federal income tax deductions by us for compensation paid to our executive officers in excess of $1 million each in any taxable year. However, compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” The Compensation committee believes that it is in the best interests of our company and its stockholders to pay compensation to its executive officers that is deductible by the company for federal income tax purposes. Our stock option plans have been structured to permit grants of stock options to be eligible for this performance-based exception (so that compensation upon exercise of such options or receipt of such awards, as the case may be, should be deductible under the Code). The Compensation committee has taken and intends to continue to take whatever actions are necessary to minimize our non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Compensation committee believes to be an important element of our executive compensation program.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SOURCE INTERLINK COMPANIES, INC.
Gregory Mays, Chairman
Allan Lyons, Member
Terrence Wallock, Member

COMPENSATION OF EXECUTIVE OFFICERS

Summary Executive Compensation

The following table summarizes the total compensation paid or earned by the Company’s Principal Executive Officer, Principal Financial Officer and each of the three other most highly compensated executive officers, whose 2007 total compensation exceeded $100,000 in each instance, as well as the Company’s former Chief Executive Officer (together the “named executive officers”), for the fiscal year ended January 31, 2007.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings	All Other Compensation(5)(6)	Total
Michael R. Duckworth(3) Chairman of Board and Principal Executive Officer	2007	$ 225,000	$ —	$ —	$ —	$ —	$ —	$ 12,361	$ 237,361
James R. Gillis President, Chief Operating Officer and Interim Co-Chief Executive Officer	2007	$ 524,616	$ 340,000	$ —	$ —	$ —	$ 176,813	$ 41,967	$ 1,083,396
Alan Tuchman Executive Vice President and Interim Co-Chief Executive Officer	2007	$ 500,000	$ 340,000	$ —	$ —	$ —	$ 128,584	$ 3,806	$ 972,390
Jason S. Flegel Executive Vice President	2007	$ 449,617	$ 285,000	$ —	$ —	$ —	$ 64,327	$ 30,931	$ 829,875
Marc Fierman Executive Vice President and Chief Financial Officer	2007	$ 349,809	$ 150,000	$ —	$ —	$ —	$ 74,591	$ 16,029	$ 590,429
S. Leslie Flegel(4) Former Chairman of the Board and Chief Executive Officer	2007	$ 721,443	$ 5,500,000	$ —	$ 1,296,183	$ —	$ —	$ 28,211	$ 7,545,837

(1)                 This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of shares of restricted stock for the 2007 fiscal year, in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value is calculated using the fair market value on the date of grant, taken ratably over the stated vesting period. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers. See Note 12 of the Company’s Annual Report on Form 10-K for additional discussion on SFAS No. 123R valuation methodology.

(2)                 This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of stock options for the 2007 fiscal year, in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value is calculated using the fair market value on the date of grant, taken ratably over the stated vesting period. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers. See Note 12 of the Company’s Annual Report on Form 10-K for additional discussion on SFAS No. 123R valuation methodology.

(3)                 Mr. Duckworth became Chairman of the Board and Principal Executive Officer on November 10, 2006. Prior to that date, he was a director of the Company. Compensation paid to Mr. Duckworth prior to November 10, 2006 is presented in the Director Compensation table below. Mr. Duckworth did not receive a salary and bonus during fiscal 2007. As discussed above, the Compensation committee of the Board of Directors approved compensation for Mr. Duckworth’s service as Chairman of the Board subsequent to the end of fiscal 2007.

(4)                 Mr. Flegel resigned his position as Chairman of the Board and Chief Executive Officer on November 10, 2006. Compensation presented in this table includes only compensation paid between February 1, 2006 and November 10, 2006. The Company modified certain fully vested and outstanding stock options on November 10, 2006 to extend the expiration date for three and one-half months. As a result of this modification, the Company recorded stock compensation expense of $1.3 million, as presented above. In addition, the Company agreed to pay Mr. Flegel a bonus of $0.9 million related to service in fiscal 2007 and a $4.6 million severance payment, which are set forth in the bonus column above.

(5)                 All other compensation includes the following:

•         For Mr. Duckworth, special commuting and housing benefits.

•         For Mr. Gillis, company-leased automobile lease payments of $20,520, reimbursement of country-club dues of $15,023 and supplemental medical expense reimbursement.

•         For Mr. Tuchman, supplemental medical expense reimbursement.

•         For Mr. J. Flegel, company-leased automobile lease payments of $13,147, reimbursement of country-club dues of $12,864 and supplemental medical expense reimbursement.

•         For Mr. Fierman, company-leased automobile lease payments and supplemental medical expense reimbursement.

•         For Mr. S. Flegel, company-leased automobile lease payments of $14,422, reimbursement of country-club dues of $11,481 and supplemental medical expense reimbursement.

(6)                 During fiscal 2007, the Company leased an aircraft. All flights were for primarily business purposes. However, companions of the Named Executive Officers did, from time to time, accompany the Named Executive Officers. The Company has determined that there is no incremental cost of permitting Named Executive Officers to bring companions on business flights. Therefore, the Company has attributed no value to this perquisite.

Grants Of Plan-Based Awards

No stock grants were issued to Named Executive Officers during fiscal 2007.

Discussion Of Summary Compensation And Plan-Based Awards Tables

James R. Gillis.   Our current employment agreement with Mr. Gillis was entered into on February 28, 2005. Pursuant to this agreement, Mr. Gillis serves as our president and chief operating officer for a five-year term that commenced on February 28, 2005. Mr. Gillis was also appointed as an Interim Co-Chief Executive Officer on November 10, 2006. Mr. Gillis has the usual and customary duties, responsibilities and authority of president and chief operating officer and performs such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require, including the oversight of Company operations until a new Chief Executive Officer is identified and elected. In accordance with his agreement, Mr. Gillis received a base salary of $525,000 during fiscal year 2007 and will receive a base salary of (i) $600,000 during fiscal year 2008, (ii) $624,000 during fiscal year 2009 and (iii) $649,000 from the beginning of fiscal year 2010 through the expiration of the employment agreement. In addition, Mr. Gillis is entitled to receive a guaranteed bonus each year during his employment with us in an amount equal to the greater of 50% of his base salary in effect in a given year (payable in equal quarterly installments), or such other amount as the Compensation committee may approve in its sole discretion. Mr. Gillis is also entitled to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

Jason S. Flegel.   Our current employment agreement with Mr. Flegel was entered into on February 28, 2005. Pursuant to this agreement, Mr. Flegel serves as our executive vice president for a five-year term that commenced February 28, 2005. Mr. Flegel has the usual and customary duties, responsibilities and authority of an executive vice president and performs such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. In accordance with his agreement, Mr. Flegel received a base salary of $450,000 during fiscal year 2007 and will receive a base salary of (i) $475,000 during fiscal year 2008, (ii) $500,000 during fiscal year 2009 and (iii) $520,000 from the beginning of fiscal year 2010 through the expiration of the employment agreement. In addition, Mr. Flegel may be awarded an annual bonus in an amount not to exceed 75% of Mr. Flegel’s base salary in effect in a given year, as determined by the Compensation committee in its sole discretion. Mr. Flegel is also entitled to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

Marc Fierman.   Our current employment agreement with Mr. Fierman was entered into on February 28, 2005. Pursuant to this agreement, Mr. Fierman serves as our executive vice president and chief financial officer for a five-year term that commenced February 28, 2005. Mr. Fierman has the usual and customary duties, responsibilities and authority of executive vice president and chief financial officer and performs such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. In accordance with his agreement, Mr. Fierman received a base salary of $350,000 during fiscal year 2007 and will receive a base salary of (i) $375,000 during fiscal year 2008, (ii) $400,000 during fiscal year 2009 and (iii) $425,000 from the beginning of fiscal year 2010 through the expiration of the employment agreement. In addition, Mr. Fierman may be awarded an annual bonus in an amount not to exceed 50% of Mr. Fierman’s base salary in effect in a given year, as determined by the Compensation committee in its sole discretion. Mr. Fierman is also entitled to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

Alan E. Tuchman.   On February 28, 2005, we entered into an employment agreement with Mr. Tuchman. Pursuant to his agreement, Mr. Tuchman serves as our executive vice president for a five-year term that commenced February 28, 2005. Mr. Tuchman has the usual and customary duties, responsibilities and authority of an executive vice president and performs such other and additional duties and responsibilities as are consistent with that position and as our board of directors may reasonably require. In accordance with his agreement, Mr. Tuchman received a base salary of $500,000 during fiscal year 2007 and will receive a base salary of (i) $520,000 during fiscal year 2008, (ii) $540,800 during fiscal year 2009 and (iii) $562,432 from the beginning of fiscal year 2010 through the expiration of the employment agreement. In addition, Mr. Tuchman may be awarded an annual bonus in an amount not to exceed 75% of Mr. Tuchman’s base salary in effect in a given year, as determined by the Compensation committee in its sole discretion. Mr. Tuchman is also entitled to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by us with respect to our executive officers generally.

Outstanding Equity Awards At Fiscal Year End

The following table provides information on unexercised stock options granted to the named executive officers that were outstanding as of January 31, 2007:

									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other Rights	Other Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	That Have	That Have
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	(#)	(#)
Michael R. Duckworth	10,000	—	—	$11.00	2/28/2015	—	—	—	—
	4,575	—	—	$11.15	2/1/2016	—	—	—	—
	5,425	—	—	$8.97	11/29/2016	—	—	—	—
James R. Gillis	134,667	—	—	$7.81	12/14/2008	—	—	—	—
	200,000	—	—	$7.84	8/4/2010	—	—	—	—
	40,000	—	—	$5.00	2/7/2011	—	—	—	—
	50,000	—	—	$4.56	2/1/2013	—	—	—	—
Alan Tuchman	14,175	—	—	$2.30	5/19/2009	—	—	—	—
	98,871	—	—	$9.21	12/8/2009	—	—	—	—
	150,000	—	—	$11.00	2/28/2015	—	—	—	—
Jason S. Flegel	50,000	—	—	$13.25	8/23/2009	—	—	—	—
	50,000	—	—	$3.69	1/4/2011	—	—	—	—
	50,000	—	—	$5.00	2/7/2011	—	—	—	—
	11,500	—	—	$4.21	12/7/2011	—	—	—	—
	50,000	—	—	$4.56	2/1/2013	—	—	—	—
Marc Fierman	20,000	—	—	$7.84	8/4/2010	—	—	—	—
	5,356	—	—	$5.00	2/7/2011	—	—	—	—
	5,000	—	—	$5.02	3/27/2012	—	—	—	—
	30,000	—	—	$4.48	5/20/2012	—	—	—	—
	25,000	—	—	$4.56	2/1/2013	—	—	—	—
S. Leslie Flegel	125,000	—	—	$11.41	2/25/2007	—	—	—	—
	120,000	—	—	$4.35	2/25/2007	—	—	—	—
	150,000	—	—	$4.56	2/25/2007	—	—	—	—
	360,000	—	—	$5.13	2/3/2008	—	—	—	—

Options Exercised And Stock Vested

None of the Company’s Named Executive Officers exercised stock options or had restricted stock units vest during fiscal 2007.

Pension Benefits

Supplemental Executive Retirement Plan

On February 28, 2005, the Compensation committee of the board of directors approved the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective as of March 1, 2005 (the “SERP”). The SERP is a nonqualified defined benefit plan. The SERP provides that those members of our management discussed under “Executive Participation” and other highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) (“ELIGIBLE SERP PARTICIPANTS”) are entitled to be selected to receive certain retirement benefits from us pursuant to an executive participation agreement entered into in connection with the SERP. Under the SERP, an Eligible SERP Participant who terminates employment with us and retires will be eligible to receive retirement benefits as follows:

•       Upon the Termination for Cause (as defined in the SERP) of the Eligible SERP Participant by us, the participant will not be entitled to receive any retirement benefits;

•       If the Eligible SERP Participant resigns, the participant will be entitled to receive a retirement benefit commencing at the age of 65; provided, that the participant has served with us for a period of more than five years from the effective date of the executive participation agreement and is at least 55 years old at the time of resignation;

•       If we terminate the employment of the Eligible SERP Participant for Disability (as defined in the SERP), the participant will be entitled to receive a retirement benefit commencing at the age of 65;

•       If the Eligible SERP Participant terminates employment with us and retires at or after the age of 65, the participant will be entitled to receive a Normal Retirement Benefit (as defined in the SERP) commencing at the age of retirement;

•       If the Eligible SERP Participant terminates employment with us and retires at or after the age of 55, but before the age of 65, the participant will be entitled to receive an Early Retirement Benefit (as defined in the SERP) commencing at the age of early retirement; and

•       If we terminate the employment of the Eligible SERP Participant prior to the age of 55 without cause for reasons other than death or Disability (as defined in the SERP), the participant will be entitled to receive a retirement benefit commencing at the age of 65.

If the Eligible SERP Participant is entitled to receive retirement benefits from us, the amount of retirement benefits will be calculated in accordance with such participant’s executive participation agreement. The Eligible SERP Participant’s retirement benefits will be offset by retirement benefits payable under any defined benefit plans (as defined under the Employee Retirement Income Security Act of 1974, as amended) sponsored by us.

Benefits under the SERP are to be paid monthly for the Eligible SERP Participant’s lifetime, but for not less than 60 months. If an Eligible SERP Participant dies before the end of such 60-month period, monthly payments will continue for the remainder of such 60-month period to the participant’s surviving spouse or estate, as applicable. In the event of a change of control while the SERP is in effect, there will be no acceleration of any benefits under the SERP or any other additional benefits.

Executive Participation Agreements With Named Executive Officers

On March 1, 2005, in connection with participation in the SERP, we entered into executive participation agreements with the following named executive officers, other than Mr. Gillis, selected as Eligible SERP Participants:  Mr. Tuchman, Mr. Flegel and Mr. Fierman. Pursuant to the executive participation agreements, upon an Eligible SERP Participant’s retirement at the age of 65, we will pay to the Eligible SERP Participant a monthly Normal Retirement Benefit of: (i) 25% of the average of the three highest annual base salaries during the five year period preceding the retirement of the Eligible SERP Participant (the “SERP BASE AMOUNT”) after five years of service with us; (ii) 50% of the SERP Base Amount after ten years of service with us; or (iii) 75% of the SERP Base Amount after 15 years of service with us. The maximum payout to an Eligible SERP Participant under the executive participation agreement is 75% of the SERP Base Amount. If an Eligible SERP Participant elects to delay receipt of retirement benefit payments until after the age of 65, we will pay the Eligible SERP Participant a monthly retirement benefit for his or her lifetime calculated on a present value basis as actuarially discounted at 6.25% or the then current One Year Treasury Rate, whichever is higher.

At any time after an Eligible SERP Participant reaches age 55 and has been eligible to participate for a minimum of five full years, the Eligible SERP Participant may retire or resign and choose to either (i) delay payments until age 65, at which time the Eligible SERP Participant would receive the full current benefit amount at the time of resignation as calculated payable for the remainder of his or her life from age 65 or (ii) begin receiving Early Retirement Benefits immediately at the time of retirement, which amounts would be actuarially discounted on a present value basis as actuarially discounted at 6.25% or the then current One Year Treasury Rate, whichever is higher.

Upon Termination for Cause (as defined in the SERP), no benefit is payable to the Eligible SERP Participant. Upon termination for other than cause, death or Disability (as defined in the SERP), we will pay to the Eligible SERP Participant, commencing at age 65, the Normal Retirement Benefit described above but with the following adjustments: (i) 5% of the SERP Base Amount payable at age 65 after one year of service; (ii) 10% of the SERP Base Amount payable at age 65 after two years of service; (iii)15% of the SERP Base Amount payable at age 65 after three years of service; or (iv) 20% of the SERP Base Amount payable at age 65 after four years of service.

Executive Participation Agreement with James R. Gillis

On March 1, 2005, we entered into an executive participation agreement with James R. Gillis in connection with his participation in the SERP. The terms of Mr. Gillis’ executive participation agreement are substantially similar to the terms of the form of executive participation agreement described above, except that the schedule of Normal Retirement Benefit payments is altered in light of Mr. Gillis’ age relative to other younger Eligible SERP Participants. Pursuant to Mr. Gillis’ executive participation agreement, Mr. Gillis is entitled to receive his full benefit paid, without discount, immediately upon his retirement based on the following schedule of payments: (i) 25% of the SERP Base Amount payable immediately after five years of service; (ii) 30% of the SERP Base Amount payable immediately after six years of service; (iii) 35% of the SERP Base Amount payable immediately after seven years of service; (iv) 40% of the SERP Base Amount payable immediately after eight years of service; (v) 45% of the SERP Base Amount payable immediately after nine years of service; (vi) 50% of the SERP Base Amount payable immediately after ten years of service; (vii) 55% of the SERP Base Amount payable immediately after 11 years of service; (viii) 60% of the SERP Base Amount payable immediately after 12 years of service; (ix) 65% of the SERP Base Amount payable immediately after 13 years of service; (x) 70% of the SERP Base Amount payable immediately after 14 years of service; or (xi) 75% of the SERP Base Amount payable immediately after 15 years of service. The maximum payout to Mr. Gillis under his executive participation agreement is 75% of the SERP Base Amount.

Name	Executive Contributions	Company Contributions	Aggregate Earnings	Aggregate Distributions	Aggregate Balance at 1/31/2007
Michael R. Duckworth	$—	$—	$—	$—	$—
James R. Gillis	$—	$175,780	$1,033	$—	$331,912
Alan Tuchman	$—	$128,003	$581	$—	$215,859
Jason S. Flegel	$—	$63,951	$376	$—	$120,754
Marc Fierman	$—	$74,161	$436	$—	$140,033

Non-Qualified Deferred Compensation

None.

Potential Payments Upon Termination or Change-in-Control

Each of the employment agreements with our named executive officers require certain payments if such executive if terminated by the Company without cause or upon the determination of disability or if the executive terminates his agreement for good reason. Each of such employment agreements are subject to earlier termination by: (i) the Company at its election with or without cause; (ii) upon the Company’s determination of the disability of the executive; (iii) upon the death of the executive; or (iv) the executive voluntarily upon 30 days’ advance written notice, with or without good reason.

Upon a termination prior to the expiration of the employment period by the Company without proper cause or by the executive upon a change in control or for other good reason, the executive shall receive his annual base compensation for the remainder of the employment period and shall retain medical insurance coverage for the same period. In addition, Mr. Gillis shall receive a guaranteed annual bonus equal to 12.5% of his annual base compensation. In each case, if the employment agreement is terminated early by the Company with cause, upon the executive’s death or by the executive without good reason, the

Company shall be released of all of its obligations for payment of any compensation or benefits under the agreement. If, however, the Company terminates the agreement upon the determination of the disability of the executive, the executive shall receive a disability income benefit, payable in monthly installments, equal to 50% of his base compensation for the first 24 months after the early termination and then shall receive a supplemental disability income of $12,000 per month. The supplemental disability income shall cease upon the earlier of the executive’s death or January 4, 2018 in the case of Mr. Gillis; September 30, 2030 in the case of Jason S. Flegel; November 22, 2025 in the case of Mr. Fierman; and March 24, 2024 in the case of Mr. Tuchman.

In addition, certain of our named executive officers may receive payments under our Supplemental Executive Retirement Plan, as described above. In no event, however, are payments under the Supplemental Executive Retirement Plan accelerated. Therefore, payments under the Supplemental Executive Retirement Plan have been excluded from the below table.

The following table indicates the potential payments that would have been received by our Named Executive Officers upon the occurrence of one of the above-referenced events as of January 31, 2007:

Name	Benefit	Termination by Company Without Cause	Termination by Company With Cause	Termination by Company Upon Disability of Executive (1)	Termination Upon Death of Executive	Termination by Executive Upon Change of Control or Other Good Reason	Termination by Executive Without Good Reason
James R. Gillis	Severance	$2,172,750	$0	$3,205,600	$0	$2,172,750	$0
Jason S. Flegel	Severance	$1,495,000	$0	$3,907,500	$0	$1,495,000	$0
Marc Fierman	Severance	$1,200,000	$0	$3,109,500	$0	$1,200,000	$0
Alan Tuchman	Severance	$1,623,232	$0	$3,282,000	$0	$1,623,232	$0

(1)             Assumes payment for entire supplemental disability income period and no earlier death of executive.

Compensation Of Directors

During fiscal year 2007 and then current policy, each of our directors who was not also one of our employees received (i) an annual retainer of $35,000, (ii) an additional $3,000 for each quarterly Board meeting attended in person, (iii) an additional $1,000 for each committee meeting attended either in person or via telephone, and (iv) an additional $1,000 for each Board meeting attended via telephone. Chairmen of committees received an additional retainer ranging from $10,000 to $25,000 per year depending on the committee chaired. Each committee member, other than the chairman, received an additional $5,000 per year for each committee on which he served. All director fees are payable in cash. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board and its committees.

Our directors also received an annual grant of stock options for the purchase of 10,000 shares of our stock at an exercise price equal to the last reported sale price on the last day of a fiscal year. These options are fully vested on the date of issuance.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
David R. Jessick	$52,000	$32,914	$84,914
Gregory Mays	$53,000	$32,914	$85,914
George A. Schnug	$48,000	$32,914	$80,914
James R. Gillis	$—	$—	$—
Gray Davis	$57,000	$32,914	$89,914
Allan R. Lyons(2)	$78,000	$32,914	$110,914
Michael R. Duckworth(3)	$58,000	$32,914	$90,914
Ariel Z. Emanuel	$41,000	$32,914	$73,914
Terrence Wallock	$—	$—	$—
A. Clinton Allen(4)	$74,250	$17,353	$91,603
Aron Katzman(5)	$73,000	$32,914	$105,914

(1)          The following table lists the aggregate number of option awards held by our directors as of September 21, 2007.

Name of Beneficial Owner
James R. Gillis	424,667
Michael R. Duckworth	30,000
Allan R. Lyons	50,000
Aron S. Katzman	20,000
George A. Schnug	30,000
Ariel Z. Emanuel	30,000
David R. Jessick	30,000
Gregory Mays	30,000
Gov. Gray Davis	30,000
Terrence J. Wallock	10,000

(2)          Mr. Lyons elected to have all of his fees that would otherwise have been paid in cash during fiscal 2007 deferred in the Company’s deferred compensation plan. Compensation presented includes only compensation that would have been paid if he had not made this election.

(3)          Mr. Duckworth was elected our Chairman of the Board of Directors and Principal Executive Officer on November 10, 2007. Compensation paid after that date is presented in the Summary Compensation Table, above.

(4)          Mr. Allen resigned from our Board of Directors on November 29, 2006.

(5)          Mr. Katzman resigned from our Board of Directors on February 14, 2007.

On August 27, 2007, the Compensation Committee revised our Director compensation policy. Under the revised policy which was effective September 1, 2007, each of our directors who is not also one of our employees will receive (i) an annual retainer of $50,000, and (ii) a meeting fee of $3,000 for each board meeting attended in person and $1,000 for each board or committee meeting attended by telephone. Chairmen of committees will receive an additional retainer ranging from $20,000 to $25,000 per year depending on the committee chaired. Each committee member, other than the chairman, will receive an additional retainer ranging from $5,000 to $10,000 per year depending on the committee(s) on which the director serves. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board and its committees. On the first trading day of each fiscal year, our directors will also receive an annual award of restricted stock. The number of shares awarded will be equal to $70,000 divided by the last reported sale price on the last day of the then most recently concluded fiscal year. The shares of restricted stock will be subject to vesting over a period of three years, subject to acceleration of the vesting schedule upon the occurrence of certain events such as a change in control of our company.

Compensation Committee Interlocks and Insider Participation

None.

PROPOSAL TWO:

APPROVAL OF 2007 OMNIBUS LONG TERM COMPENSATION PLAN

On August 27, 2007, our board of directors adopted the 2007 Omnibus Long Term Compensation Plan, upon the recommendation of the Compensation committee and subject to stockholder approval. If approved by the stockholders, the Plan will become effective as of the date of the stockholder approval. All outstanding awards under our Amended and Restated 1995 Incentive Stock Option Plan, 1998 Omnibus Plan, 1999 Equity Participation Plan, 1999 Employee Equity Plan, 1998 Executive Stock Incentive Plan, and 1998 General Stock Incentive Plan will remain outstanding pursuant to the terms of such options. As of September 20, 2007, there were options to purchase 2,895,759 shares of common stock outstanding under these plans.

We are required to obtain stockholder approval of the Plan under the rules of the Nasdaq National Market. Such approval is also necessary to permit us to grant incentive stock options to employees under Section 422 of the Internal Revenue Code, as amended (the “Code”), and to ensure that compensation paid under the Plan is eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code, which limits the deductibility of certain compensation paid to individuals who are, at the end of the tax year for which we would otherwise claim our tax deduction, our chief executive officer and our four other most highly paid executive officers. A description of the provisions of the Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan, which is attached hereto as Annex A.

2007 Omnibus Long-Term Compensation Plan

Purpose of the Plan.   The purpose of the Plan is to promote the long-term success of our Company and the creation of stockholder value by (a) encouraging employees, directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, directors and consultants with exceptional qualifications and (c) linking employees, directors and consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for equity- and cash-based awards to such employees, directors and consultants.

Stock Subject to the Plan.   The Plan will cover an aggregate up to 4,000,000 shares of common stock.

Term.   The Plan shall have a term of five years. Awards may not be granted after the expiration of the Plan; except that the Committee may grant awards after this date in recognition of performance for performance cycles, which is a period of time determined by the Committee during which the attainment of performance criteria is measured, commencing prior to expiration.

Administration.   The Plan will be administered by the Compensation committee of the Board of Directors. The Committee will have broad authority over the Plan, including the authority to select the participants and determine the type and amount of awards to be made to participants, interpret and amend the Plan, determine vesting criteria and accelerate vesting, establish other types of awards, establish any performance formula and determine if awards will be settled in stock or cash.

Eligibility.   All employees, directors and consultants are eligible to participate in the Plan.

Options and SARS.   Awards may be granted in the form of incentive or non-qualified stock options and stock appreciation rights, referred to as SARs. A stock option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as determined by the Committee and in an individual award notice, which is the written document evidencing each award. SARs may be granted in tandem with all or a portion of a related stock option or may be granted separately.

Stock options will have a term of no greater than ten years. SARS will have a term of no greater than ten years or will expire when the corresponding option expires. The exercise price of a stock option and SAR shall be not less than 100% of the fair market value of our common stock on the date of the stock option’s grant, which typically will equal the closing share price on that date. Stock options shall have such a vesting schedule as determined by the Committee in its sole discretion and as set forth in an individual award notice.

Stock option and SAR grants made to any eligible participant shall not exceed 500,000 shares in any 12 month period. Additionally, the aggregate fair market value (determined at grant) of the common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code).

At the Committee’s discretion, the option price may be paid in cash (or equivalents), or by tendering shares of our common stock, or a combination of cash and stock, or such other consideration as the Committee may deem appropriate. Any shares of common stock tendered upon exercise of a stock option must, if acquired by the participant pursuant to a previous stock option exercise, be owned by the participant for at least six months prior to the date of exercise of the stock option. The Committee shall establish appropriate methods for accepting common stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such common stock to exercise a stock option.

In the event that the SAR is paid in cash, the corresponding cash (or equivalents) shall be paid as of the date that the SAR is exercised.

Restricted Stock and Restricted Stock Units.   The Committee may grant restricted stock or restricted stock units. Awards may be granted in the form of either freestanding grants that vest based on the passage of time, or grants in payment of earned performance awards or other incentive compensation.

The vesting period of restricted stock and restricted stock unit granted to employees in the form of freestanding grants shall not be shorter than three years. Vesting under the Plan can be on a pro rata or graded basis over the period or cliff at the end of the period; provided, however that grants made to new hires to replace forfeited awards from a prior employer and grants in payment of earned performance awards (or other incentive compensation) are not subject to the minimum vesting period. The Committee may modify or accelerate the delivery of a restricted stock award or restricted stock unit award under such circumstances as it deems would be in the best interest of the Company.

Restricted stock or restricted stock units grants made to any eligible participant shall not exceed 500,000 shares in any one 12 month period.

Other Stock-Based Awards.   The Committee may grant other stock-based awards either as freestanding grants or payments of earned performance awards or other incentive compensation. Other stock-based awards are not subject to minimum vesting periods and are subject to other terms and conditions as determined by the Committee.

Performance Awards.   With regard to any award, the Committee may condition vesting on the achievement of certain performance criteria. We refer to awards with such vesting requirements as performance awards. The Committee has a wide range of Company-wide or other business unit performance or financial measures from which to select when establishing performance criteria.

The Committee shall also have full discretion to select the length of such performance cycle, the type(s) of performance awards to be issued, the performance criteria that will be used to establish the performance formula, the kind(s) and/or level(s) of the goals under the performance formula, whether the performance criteria shall apply to the Company, a Subsidiary, or any one or more subunits of the foregoing, and the performance formula.

Performance awards made to any eligible participant shall not exceed 500,000 shares or, if the Award is denominated in cash $5,000,000, in any one 12 month period.

Payment of Awards.   At the discretion of the Committee, payment of awards may be made in cash, stock or a combination of cash and stock. If a participant’s employment with the Company is terminated, the Committee may determine the treatment of the participant’s award either in the award notice or at the time of the termination. Employees, consultants or directors that engage in inimical conduct will forfeit unexercised, unearned or unpaid awards.

Dividend and Dividend Equivalents.   The Committee shall determine whether dividend and dividend equivalents shall be paid with respect to any granted awards and the form and manner in which they are paid.

Deferral of Awards.   The Committee may determine if an award, other than stock options and SARs, may be deferred under the Source Interlink Companies, Inc. Deferred Compensation Plan.

Change in Control.   All unexercised, unvested, unearned, and/or unpaid awards or any other outstanding awards shall automatically become 100% vested immediately upon a “change in control,” as defined in the Plan. Additionally, upon change in control, all unpaid dividends and dividend equivalents and all accrued interest if any, shall be treated and paid immediately.

Any participant, whether or not he is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than ninety (90) days after the change in control, in exchange for all of the participant’s awards, other than performance awards, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the Change in Control Price and the purchase price per share, if any, under the award multiplied by the number of shares of common stock subject to such award. If such difference is zero or less, the awards will be canceled and terminated without payment therefor. Unless otherwise determined by the Committee, upon a change in control in which the surviving or parent company assumes or substitutes all outstanding awards, other than performance awards then the immediate vesting shall not apply to any award.

For performance awards, if at the time of the change in control more than 50% of performance cycle has elapsed, the performance award granted to the participant shall vest and awards shall be paid out in an amount equal to the greater of (i) the target performance set out in the performance formula or (ii) actual performance to date. Otherwise, the performance award granted to the participant shall vest and awards shall be paid in an amount equal to 50% of target performance set out in the Performance Formula without consideration of actual performance to date.

Upon a Change in Control, all deferred awards shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than ninety (90) days after the Change in Control.

If employment is terminated within two years following a Change in Control, unless due to death or disability, or for cause, all of his unexercised, unvested, unearned and/or unpaid awards shall automatically become 100% vested immediately upon his termination of employment in accordance with the Plan. All unpaid dividends and dividend equivalents and all accrued interest if any, shall be treated and paid immediately.

Transfer of Awards.   At the discretion of the Committee, the only participants permitted to transfer their non-qualified stock options are those participants who, on the date of the transfer of their non-qualified stock option, either hold an office ranking not less than senior vice-president of the Company, or are a director. Transfers shall only be permitted to immediate family members or a family partnership or family limited partnership (for the exclusive benefit of one or more immediate family members). Prior to the transfer, in order for a transfer to be effective, a participant must agree in writing prior to the transfer on a form participant must to pay any and all payroll and withholding taxes due upon exercise of the transferred option.

Withholding Taxes.   The Company is entitled to deduct from any payment, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to the Company such tax prior to and as a condition of the making of such payment. The Committee may allow a participant to pay the amount of taxes required to be withheld from an Award by withholding from any payment of common stock due as a result of such Award at minimum statutory tax rates, or by permitting the participant to tender (actually or through attestation) to the Company, shares of common stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes up to the maximum marginal tax rate.

Amendment/Termination.   The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of the Company required under the stockholder approval rules.

Certain Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Omnibus Plan.

Grant of Options and SARs.   The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.   Upon exercising a non-qualified stock option, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. Upon exercising an incentive stock option, the optionee generally will not recognize taxable income (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the recipient of the SAR will recognize ordinary income in an amount equal to the fair market value on the exercise date of any shares of our common stock received, and we will receive an income tax deduction in the same amount.

Disposition of Shares Acquired Upon Exercise of Options and SARs.   The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs.   As to other awards granted under the Omnibus Plan that are payable in either cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.   Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the Omnibus Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Omnibus Plan.

Application of Section 16.   Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Deductibility of Executive Compensation Under Code Section 162(m).   Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated executive officers. However, “qualified performance-based qualified compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of our stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The Omnibus Plan has been designed to permit grants of stock options and SARs issued under the Omnibus Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option or a SAR may be exempt from the $1,000,000 deduction limit. Grants of other awards under the Omnibus Plan may not so qualify for this exemption. The Omnibus Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options or SARs consists exclusively of members of the board of directors of the Company who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the Omnibus Plan. In addition, the committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the Omnibus Plan were to be approved by the stockholders. The fair market value per share of common stock on any relevant date under the Omnibus Plan will be the closing selling price per share on that date on the Nasdaq National Market.

Vote Required

The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required for approval of the Omnibus Plan. Should such stockholder approval not be obtained, then the Omnibus Plan will not be adopted.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” adoption of the 2007 Omnibus Long-Term Incentive Plan.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

General

The accounting firm of BDO Seidman, LLP was engaged to serve as our independent registered public accountants for the fiscal year ended January 31, 2007. The Audit committee of the Board of Directors has selected that firm to continue in this capacity for the fiscal year ending January 31, 2008. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting to respond to stockholders’ questions, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a vote of the stockholders, the Audit committee believes it appropriate as a new policy to request that the stockholders ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit committee will investigate the reasons for stockholder rejection and consider whether to retain BDO Seidman, LLP or appoint another firm. Even if the appointment is ratified, the Audit committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Principal Accountant Fees And Services

The following table summarizes fees billed to us by our principal accounting firm and independent registered public accounting firm BDO Seidman, LLP for professional services rendered as of and for the years ended January 31, 2007, 2006 and 2005:

	Year ended January 31,
	2007	2006	2005
	(in thousands)
Audit fees	$1,500	$1,357	$1,122
Audit related fees	69	23	175
Tax fees	76	39	24
All other fees	—	—	—
Total fees	$1,645	$1,419	$1,321

Audit Fees

These fees comprise professional services rendered in connection with the audit of our consolidated financial statements on Form 10-K and the review of our quarterly consolidated financial statements on Form 10-Qs that are customary under auditing standards generally accepted in the United States of America. Audit fees also include consultations regarding accounting issues and consents for other SEC filings.

Audit Related Fees

These fees result from assurance and related services that are reasonably related to the performance of the audits and reviews of our financial statements and are not included under “Audit Fees” in the foregoing table. In 2007, these fees related primarily to the Company’s 401(k) plan audits and certain SAS 70 reports.

Tax Fees

These fees comprise professional services relating to tax compliance, tax planning and tax advice.

All Other Fees

These fees comprise all other services other than those reported above. Our intent is to minimize services in this category.

Policy Regarding Audit Committee Pre-Approval And Permitted Non-Audit Services Of Independent Registered Public Accounting Firm

The Audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The full Audit committee approves annually projected services and fee estimates for these services and establishes budgets for major categories of services. The Audit committee chairman has been designated by the Audit committee to approve any services arising during the year that were not pre-approved by the Audit committee and services that were pre-approved but for which the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the chairman are communicated to the full Audit committee at its next regular meeting. For each proposed service, the independent registered public accounting firm is required to provide back-up documentation detailing said service. The Audit committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm. During our 2007 fiscal year, all services performed by the independent registered public accounting firm were pre-approved.

Vote Required

The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required for the ratification of our Board’s selection of BDO Seidman, LLP as our independent registered public accounting firm.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” ratification of the Board’s selection of BDO Seidman, LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit committee operates under a written charter adopted by the Board. The Directors who serve on the Audit committee have no financial or personal ties to our Company (other than Director compensation and equity ownership as described in this proxy statement) and are all “independent” under rules adopted by the SEC and The Nasdaq Stock Market. In addition, our Board has determined that two members of the Audit committee, Messrs. Lyons, Mays and Jessick, qualify as Audit committee financial experts under the standards issued by the SEC.

The Audit committee is responsible for reviewing and monitoring our accounting and financial reporting practices. The Audit committee also assesses the qualifications and independence of the accountants engaged to perform the annual audit of our financial statements, the performance of our internal accounting and financial reporting staff, and our compliance with legal and regulatory disclosure requirements. In performing its duties, the Audit committee meets regularly with representatives of our management and independent registered public accounting firm concerning the matters within the Audit committee’s authority and responsibility, including the overall scope and plan for the annual audit of our financial statements. Our independent registered public accounting firm reports directly to the Audit committee and has direct access to Committee members.

Management is responsible for the preparation, integrity and fair presentation of our consolidated financial statements and related financial information. Management is also responsible for establishing and maintaining a system of internal controls designed to provide reasonable assurance to our management and Board regarding the preparation of reliable published financial statements. In fulfilling its responsibilities, the Audit committee reviewed with management our audited consolidated financial statements for the fiscal year ended January 31, 2007 and discussed the quality, not just the acceptability, of our reporting and accounting practices.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit committee discussed with the independent registered public accounting firm the results of their examinations and their evaluations of our internal controls. The Audit committee also reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of our financial reporting and discussed the matters described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit committee discussed with the independent registered public accounting firm their independence from management and the Company, and reviewed the independent registered public accounting firm’s written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit committee must pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm, subject to de minimus exceptions for non-audit services that are approved by the Audit committee prior to completion of the audit. The Audit committee also reviews with our Chief Principal Officer and Chief Financial Officer the processes by which such officers make certifications required by the Sarbanes-Oxley Act of 2002.

Based on these reviews and discussions, the Audit committee recommended to the Board and the Board approved that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2007. The Board also accepted the Audit committee’s recommendation that our independent registered public accounting firm, BDO Seidman LLP, be reappointed for the 2008 fiscal year.

The internal auditor met frequently with management and the Audit committee to review the progress and results of the review, documentation and testing. To the extent that any deficiencies in controls were found, steps were taken to remediate and retest them. Upon completion of the internal process, our independent registered public accounting firm conducted an extensive review of the documentation of each process and independently tested the operation of each.

In addition, the Audit committee discussed with management their assessment of the effectiveness of our internal controls over financial reporting, and discussed with representatives of our independent registered public accounting firm their opinion as to management’s assessment of the effectiveness of our internal controls over financial reporting and their opinion as to the effectiveness of our internal controls over financial reporting. Finally, the Committee discussed with representatives of our independent registered public accounting firm any deficiencies in our internal controls over financial reporting identified as a result of the firm’s audit of our internal controls. The independent registered public accounting firm did not find any material weaknesses in our internal controls as of January 31, 2007 and the report of the independent registered public accounting firm is included in our Annual Report on Form 10-K for the year ended January 31, 2007.

Respectfully submitted by the
Audit Committee of the
Board of Directors
Allan R. Lyons, Chairman
David R. Jessick
Gregory Mays

OTHER MATTERS

Certain Business Relationships And Transactions

In connection with the merger with Alliance, we and The Yucaipa Companies, an entity affiliated with AEC Associates, entered into a consulting agreement. Pursuant to the consulting agreement and subject to certain conditions specified therein, Yucaipa agreed to provide the Registrant, upon request, with consulting and financial services for an annual fee of $1 million, plus out-of-pocket expenses, however, no additional services are required. The term of the consulting agreement is for a period of five years. Either party may terminate the consulting agreement at any time; however, if we terminate the consulting agreement then we will be required to pay Yucaipa a cash termination payment equal to the remaining unpaid portion of the fees owed for the term in which the termination occurs plus $1 million. Yucaipa agrees, during the term of the consulting agreement and for one year thereafter, not to solicit any employees or consultants of ours or Alliance. In February 2006, in accordance with the terms of the agreement, we engaged Yucaipa to perform certain special services related to our strategic alternatives process. In consideration for rendering those services, we paid Yucaipa approximately $12.8 million in

August 2007 upon the completion of our acquisition of Primedia Enthusiast Media, Inc. and concurrent resolution of our strategic alternatives process.

AEC Associates is the majority stockholder of Digital On-Demand, Inc. In connection with the spin-off of certain assets by Alliance to Digital On-Demand, Inc. which occurred prior to the merger, Alliance and Digital On-Demand, Inc. entered into a number of agreements including a distribution and separation agreement, licensing and co-marketing agreement, transition/shared services agreement and tax-sharing and indemnification agreement. We assumed the rights and obligations of Alliance under these agreements upon consummation of our merger with Alliance.

Carol Kloster, one of our executive officers who resigned in October 2006, is a director of Chas. Levy Company, LLC, formerly the sole member of Chas. Levy Circulating Co. LLC. Concurrent with our acquisition of Chas. Levy Circulating Co. LLC, we entered into an agreement with Levy Home Entertainment, LLC, a wholly owned subsidiary of Chas. Levy Company, LLC to purchase book product for distribution to our customers. During the fiscal year ended January 31, 2007, we purchased $39.5 million in book product from Levy Home Entertainment, net of returns.

Incorporation By Reference

The Report of the Compensation committee of the Board of Directors on Executive Compensation, the Report of Audit committee of the Board of Directors and the Performance Graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference.

Additional Information

Our 2007 Annual Report is included with the mailing of this proxy statement. We will provide a copy of our Annual Report on Form 10-K for the year ended January 31, 2007, without charge to anyone who makes a written request to Source Interlink Companies, Inc., Corporate Secretary, 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134. Our Annual Report on Form 10-K and all other filings with the SEC may also be accessed through the Investor Relations page on our website at www.sourceinterlink.com.

By order of the Board of Directors
/s/ DOUGLAS J. BATES
Douglas J. Bates
Senior Vice President, General Counsel
and Secretary

Dated: October 25, 2007

ANNEX A

Source Interlink Companies, Inc.

2007 Omnibus Long-Term Compensation Plan
(Effective August 27, 2007)

TABLE OF CONTENTS

1	PURPOSE AND TERM OF PLAN		A-1
	1.1	Establishment	A-1
	1.2	Purpose	A-1
	1.3	Term	A-1
2	DEFINITIONS		A-1
	2.1	Award	A-2
	2.2	Award Notice	A-2
	2.3	Board of Directors	A-2
	2.4	CEO	A-2
	2.5	Change in Control	A-2
	2.6	Change in Control Price	A-3
	2.7	Code	A-3
	2.8	Committee	A-3
	2.9	Common Stock	A-4
	2.10	Company	A-4
	2.11	Consultant	A-4
	2.12	Covered Employee	A-4
	2.13	Director	A-4
	2.14	Disability	A-4
	2.15	Effective Date	A-4
	2.16	Employee	A-4
	2.17	Exchange Act	A-5
	2.18	Fair Market Value	A-5
	2.19	Freestanding SAR	A-5
	2.20	Incentive Stock Options	A-5
	2.21	Incumbent Director	A-5
	2.22	Indemnified Person	A-5
	2.23	Non-Qualified Option	A-5
	2.24	Option Proceeds	A-6
	2.25	Other Stock-Based Award	A-6
	2.26	Parent Company	A-6
	2.27	Participant	A-6
	2.28	Performance Awards	A-6
	2.29	Performance Criteria	A-6
	2.30	Performance Cycle	A-6
	2.31	Performance Formula	A-6
	2.32	Plan	A-6
	2.33	Prior Plans	A-7
	2.34	Restricted Stock Award	A-7
	2.35	Restricted Stock Unit Award	A-7
	2.36	Retirement	A-7
	2.37	SARs	A-7
	2.38	Stock Option	A-7
	2.39	Subsidiary	A-7
	2.40	Substitute Awards	A-7
	2.41	Surviving Company	A-7
	2.42	Tandem SAR	A-7
	2.43	Year	A-8

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3	ELIGIBILITY		A-8
4	PLAN ADMINISTRATION		A-8
	4.1	Responsibility	A-8
	4.2	Authority of the Committee	A-8
	4.3	Discretionary Authority	A-9
	4.4	Section 162(m) of the Code and Covered Employees	A-9
	4.5	Action by the Committee	A-9
	4.6	Allocation and Delegation of Authority	A-9
	4.7	Liability	A-9
5	FORM OF AWARDS		A-10
	5.1	In General	A-10
	5.2	Foreign Jurisdictions	A-10
6	SHARES SUBJECT TO PLAN		A-11
	6.1	Available Shares	A-11
	6.2	Adjustment to Shares	A-11
7	PERFORMANCE AWARDS		A-12
	7.1	In General	A-12
	7.2	Performance Criteria	A-12
	7.3	Discretion of Committee with Respect to Performance Awards	A-12
	7.4	Payment of Performance Awards	A-12
	7.5	Maximum Award Payable	A-12
8	STOCK OPTIONS		A-12
	8.1	In General	A-12
	8.2	Terms and Conditions of Stock Options	A-13
	8.3	Restrictions Relating to Incentive Stock Options	A-13
	8.4	Additional Terms and Conditions	A-13
	8.5	Exercise	A-13
	8.6	Maximum Award Payable	A-13
9	STOCK APPRECIATION RIGHTS		A-13
	9.1	In General	A-13
	9.2	Terms and Conditions of SARs	A-14
	9.3	Additional Terms and Conditions	A-14
	9.4	Maximum Award Payable	A-14
	9.5	Payment of SARs	A-14
10	RESTRICTED STOCK AWARDS		A-14
	10.1	Grants	A-14
	10.2	Award Restrictions	A-14
	10.3	Vesting Period for Awards to Employees	A-15
	10.4	Evidence of Award	A-15
	10.5	Maximum Award Payable	A-15
11	OTHER STOCK-BASED AWARDS		A-15
	11.1	Grants	A-15
	11.2	Terms and Conditions of Other Stock-Based Awards	A-15
12	PAYMENTS OF AWARDS		A-15
	12.1	In General	A-15
	12.2	Termination of Employment	A-16
	12.3	Inimical Conduct	A-16
	12.4	Breach of Employee’s Agreement	A-16
13	DIVIDEND AND DIVIDEND EQUIVALENT		A-16
14	DEFERRAL OF AWARDS		A-17

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15	CHANGE IN CONTROL		A-17
	15.1	Treatment of Non-Continued Awards	A-17
	15.2	Dividends and Dividend Equivalents	A-17
	15.3	Valuation and Payment of Awards; Treatment of Performance Awards	A-17
	15.4	Deferred Awards	A-18
	15.5	Miscellaneous	A-18
	15.6	Continuation of Awards	A-18
	15.7	Termination of Employment Following a Change of Control	A-19
	15.8	Legal Fees	A-19
16	MISCELLANEOUS		A-19
	16.1	Nonassignability	A-19
	16.2	Withholding Taxes	A-20
	16.3	Amendments to Awards	A-21
	16.4	Regulatory Approvals and Listings	A-21
	16.5	No Right to Continued Employment or Grants	A-21
	16.6	Amendments/Termination	A-21
	16.7	Governing Law	A-22
	16.8	No Right, Title or Interest in Company Assets; No Rights as a Stockholder	A-22
	16.9	Section 16 of the Exchange Act	A-22
	16.10	No Guarantee of Tax Consequences	A-22
	16.11	Other Benefits	A-22
	16.12	Section Headings	A-22
	16.13	Severability; Entire Agreement	A-22
	16.14	No Third Party Beneficiaries	A-23
	16.15	Successors and Assigns	A-23
	16.16	Waiver of Claims	A-23
APPENDIX A		ADDITIONAL TERMS TO SATISFY SECTION 162	A-24

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ARTICLE 1
PURPOSE AND TERM OF PLAN

1.1                       Establishment.

The Plan was established and adopted by the Board of Directors on August 27, 2007, upon the recommendation of the Compensation Committee of the Board of Directors. The effectiveness of the Plan is subject to approval of the Company’s stockholders at the 2007 Annual Meeting of Stockholders. The Plan is intended as a successor to the Prior Plans. From and after the date on which the Company’s stockholders approve the Plan (“Approval Date”), no further awards shall be made under the Prior Plans. However, the provisions of the Prior Plans shall continue to apply to awards granted under the Prior Plans prior to the Approval Date. In the event that this Plan is not approved by stockholders, awards shall continue to be made under the Prior Plans in accordance with their respective terms.

1.2                       Purpose.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Directors and Consultants with exceptional qualifications and (c) linking Employees, Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for equity- and cash-based Awards to such Employees, Directors and Consultants.

1.3                       Term.

The Plan will become effective on August 27, 2007 subject to its approval by the Company’s stockholders, at the 2007 Annual Meeting of Stockholders, and unless sooner terminated by the Board pursuant to Section 16.6, the Plan shall have a term of 5 years. Awards may not be granted after August 27, 2012; except that the Committee may grant Awards after this date in recognition of performance for Performance Cycles commencing prior to such date.

ARTICLE 2
DEFINITIONS

In this Plan, unless a clear contrary intention appears:

(i)         the singular number includes the plural number and vice versa;

(ii)       reference to any gender includes each other gender;

(iii)      reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(iv)       reference to any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty (a “Legal Requirement”) means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(v)        “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vi)       “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(vii)     “or” is used in the inclusive sense of “and/or”; and

(viii)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

2.1                       Award

“Award” means grants of both equity-, and cash-based awards, including Performance Awards, Stock Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards, or any form of award established by the Committee pursuant to Subsection 4.2(o), whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.2                       Award Notice

“Award Notice” means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee shall establish the form of the written document in the exercise of its sole and absolute discretion. The Committee may, but need not, require a Participant to sign a copy of the Award Notice as a precondition to receiving an Award.

2.3                       Board of Directors

“Board of Directors” means the board of directors of Source Interlink Companies, Inc., as constituted from time to time.

2.4                       CEO

“CEO” means the principal executive officer of the Company.

2.5                       Change in Control

“Change in Control” means the occurrence of any one of the following events:

(a)        within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company;

(b)        any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company then outstanding securities eligible to vote for the election of the Board of Directors (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1) by the Company or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below), or (5) a transaction (other than one described in paragraph (c) below) in which the Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (5) does not constitute a Change in Control under this paragraph (b);

(c)        the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), unless immediately following such Reorganization: (1) more than 80% of the total voting power of (x) the corporation resulting from such Reorganization (the “Surviving Company”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such the Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such the Company Voting Securities among the holders thereof immediately prior to the Reorganization, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 15% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization were Incumbent Directors at the time of the Board of Director’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non- Qualifying Transaction”);

(d)        the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e)        the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of 50% or more of the Company Voting Securities as a result of the acquisition of the Company Voting Securities by the Company which reduces the number of the Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional the Company Voting Securities that increases the percentage of outstanding the Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

2.6                       Change in Control Price.

“Change in Control Price” means, for events described in clause (c) of the definition of Change in Control, the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with the transaction, or, for events described in clauses (a), (b), (d) or (e) of the definition of Change in Control, the average of the closing prices for the five (5) trading days preceding the date of the Change in Control.

2.7                       Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and any successor provisions and regulations thereto.

2.8                       Committee

“Committee” means the Compensation Committee of the Board of Directors, or such other Board of Director committee as may be designated by the Board of Directors to administer the Plan; provided that the Committee shall consist of three or more directors, each of whom is (1) an “independent” director under the New York Stock Exchange’s listing requirements, (2) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (3) an “outside director” within the meaning of Section 162(m) of the Code and the applicable regulation thereunder. However, if a member of the Committee does not meet each of the foregoing requirements, the Committee may delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

2.9                       Common Stock

“Common Stock” means (a) the Company’s common stock, par value $0.01 per share, and (b) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

2.10                Company

“Company” means Source Interlink Companies, Inc., a Delaware corporation.

2.11                Consultant

“Consultant” means a consultant or advisor who is not an Employee or Director, but who provides bona fide services to the Company or any Subsidiary as an independent contractor or a member of the board of directors of a Subsidiary.

2.12                Covered Employee

“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

2.13                Director

“Director” means a member of the Board of Directors who is not also an Employee of the Company or any of its Subsidiaries.

2.14                Disability

A Participant shall be deemed to have suffered a “Disability” upon the determination by the Committee, made in its reasonable discretion, that the Participant is, or will be, unable, by reason of physical or mental incapacity (whether caused by accident, illness, disease or otherwise) to substantially perform the material duties and responsibilities assigned to him by the Company or any of its Subsidiaries to which he renders service for a period longer than 90 consecutive days or more than 180 days in any consecutive 12-month period. In the exercise of its discretion, the Committee shall give due consideration to, among such other factors as it deems appropriate to the best interests of the Company and its Subsidiaries, the opinion of the Participant’s personal physician or physicians and the opinion of any physician or physicians selected by the Company for these purposes. The Participant shall submit to examination by any physician or physicians so selected by the Company, and shall otherwise cooperate with the Company in making the determination contemplated hereunder (such cooperation to include without limitation consenting to the release of information by any such physician(s) to the Committee).

2.15                Effective Date

“Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.16                Employee

“Employee” means any person employed by the Company or any Subsidiary on a full or part time basis.

2.17                Exchange Act

“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, including rules thereunder and any successor provisions and rules thereto.

2.18                Fair Market Value

“Fair Market Value” means with respect to a share of Common Stock as of any date, the closing trade price for such security on the Nasdaq National Market, as reported by Bloomberg on such date, or, if the Nasdaq National Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Nasdaq National Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid price, or the ask price, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Fair Market Value cannot be calculated for a security on a particular date on any of the foregoing bases, the Fair Market Value of such security on such date shall be the fair market value as reasonably determined by the Committee. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

2.19                Freestanding SAR

“Freestanding SAR” shall have the meaning as set forth in Section 9.1.

2.20                Incentive Stock Options

“Incentive Stock Option” means incentive stock options within the meaning of Section 422 of the Code.

2.21                Incumbent Director

“Incumbent Directors” means the persons who were members of the Board of Directors as of January 1, 2007 plus, any person becoming a director subsequent to January 1, 2007 whose election or nomination for election was approved by a vote of at least two thirds of the Incumbent Directors then on the Board of Director (either by a specific vote or by approval for the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act) other than the Board of Director (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director until twenty-four (24) months after such election.

2.22                Indemnified Person

“Indemnified Person” shall have the meaning as set forth in Section 4.7.

2.23                Non-Qualified Option

“Non-Qualified Option” shall have the meaning as set forth in Section 8.1.

2.24                Option Proceeds

“Option Proceeds” means the cash (or equivalents) received by the Company for the option price in connection with the exercise of Stock Options plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Stock Options, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of any such Stock Option exercise, times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the option price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid in shares of Common Stock.

2.25                Other Stock-Based Award

“Other Stock-Based Award” means the unrestricted shares, deferred share units, or such other form as the Committee may determine, granted pursuant to Article 11 of the Plan.

2.26                Parent Company

“Parent Company” shall have the meaning set forth in Section 2.5.

2.27                Participant

“Participant” means an Employee, Director or Consultant to whom an Award has been granted by the Committee under the Plan.

2.28                Performance Awards

“Performance Awards” means the equity- and cash- based Awards that vest on satisfying the Performance Criteria granted pursuant to Article 7.

2.29                Performance Criteria

“Performance Criteria” means the one or more criteria that the Committee shall select for a Performance Cycle.

2.30                Performance Cycle

“Performance Cycle” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of the Performance Criteria, will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

2.31                Performance Formula

“Performance Formula” means, for a Performance Cycle, the one or more objective formulas applied against the relevant Performance Criteria to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Cycle. The formula may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non- recurring items, and the cumulative effects of accounting changes each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, management’s discussion and analysis or other SEC filings.

2.32                Plan

“Plan” means the 2006 Omnibus Long-Term Compensation Plan, including all attachments thereto.

2.33                Prior Plans

“Prior Plans” means, collectively, The Source Information Management Company 1995 Incentive Stock Option Plan, The Source Information Management Company 1998 Omnibus Plan, The 1999 Equity Participation Plan of Alliance Entertainment Corp., The 1999 Employee Equity Participation and Incentive Plan of Alliance Entertainment Corp., the Amended and Restated Digital On-Demand, Inc. 1998 Executive Stock Incentive Plan, and the Amended and Restated Digital On-Demand, Inc. 1998 General Stock Incentive Plan

2.34                Restricted Stock Award

“Restricted Stock Award” means the equity-based awards in actual shares granted pursuant to Article 10 of the Plan.

2.35                Restricted Stock Unit Award

“Restricted Stock Unit Award” means the equity- based awards in share units granted pursuant to Article 10 of the Plan.

2.36                Retirement

“Retirement” means, in the case of a Participant employed by the Company or any Subsidiary, voluntary termination of employment on or after age 55 with 10 or more years of service or on or after age 65. A Participant must voluntarily terminate his employment in order for his termination of employment to be for “Retirement.”

2.37                SARs

“SARs” means the stock appreciation rights granted pursuant to Article 9 of the Plan.

2.38                Stock Option

“Stock Option” means any right granted to a Participant to purchase Common Stock at such price or prices and during such periods established pursuant to Article 8 of the Plan.

2.39                Subsidiary

“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more except that with respect to Incentive Stock Options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

2.40                Substitute Awards

“Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.41                Surviving Company

“Surviving Company” shall have the meaning set forth in Section 2.5.

2.42                Tandem SAR

“Tandem SAR” shall have the meaning as set forth in Section 9.1.

2.43                Year

“Year” means the Company’s fiscal year.

ARTICLE 3
ELIGIBILITY

All Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan’s purposes. In addition, the Committee may select, from time to time, Participants from those Directors (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

ARTICLE 4
PLAN ADMINISTRATION

4.1                       Responsibility

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2                       Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares or amount of cash (or equivalents) subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine vesting criteria (d) determine eligibility for participation in the Plan; (e) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (f) construe any ambiguous provision of the Plan; (g) correct any defect; (h) supply any omission; (i) reconcile any inconsistency; (j) issue administrative guidelines or subplans as an aid to administer the Plan and make changes in such guidelines or subplans as it from time to time deems proper; (k) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operation; (l) amend the Plan in accordance with Section 16.6, (l) determine whether Awards should be granted singly, in combination or in tandem; (m) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (n) accelerate the vesting, exercise, or payment of an Award or the Performance Cycle of an Award when such action or actions would be in the best interests of the Company and in compliance with applicable tax law; (o) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose; (p) establish and administer Performance Formula and certify whether, and to what extent, the goals have been attained; (q) determine the terms and provisions of any Award Notice or other agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations; and (t) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash or shares of Common Stock or cancelled, forfeited or suspended and the method or methods by which Awards may be settled, cancelled, forfeited or suspended.

4.3                       Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of the Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4                       Section 162 (m) of the Code and Covered Employees

The terms set forth in Appendix A shall apply to all Awards granted to any Covered Employee, other than Awards of Stock Options or SARs.

4.5                       Action by the Committee

The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee and action so taken shall be fully effective as if it had been taken by a vote at a meeting. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

4.6                       Allocation and Delegation of Authority

The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

4.7                       Liability

No member of the Board of Directors or the Committee or any employee of the Company (each such person an “Indemnified Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Indemnified Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Indemnified Person, with the Company’s prior approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of

Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

ARTICLE 5
FORM OF AWARDS

5.1                       In General

Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, Stock Options pursuant to Article 8, SARs pursuant to Article 9, Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Article 10, Other Stock-Based Awards pursuant to Article 11 and any form established by the Committee pursuant to Subsection 4.2(o), or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability, termination and vesting), provided that they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. For purposes of the Plan, the value of any Award granted in the form of Common Stock shall be the Fair Market Value as of the Award’s Effective Date.

5.2                       Foreign Jurisdictions

(a)        Special Terms.   In order to facilitate the making of any Award to Participants who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the Award shall be void. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Sections 7.5, 8.6 and 9.5; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code.

(b)        Currency Effects.   Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c)        Modifications to Awards.   The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations, to avoid costly governmental filings or to implement administrative changes to the Plan that are deemed necessary or advisable by the Committee for compliance with laws. By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.

(d)        Acquired Rights.   No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

ARTICLE 6
SHARES SUBJECT TO PLAN

6.1                       Available Shares

(a)        Aggregate Limits.   The aggregate number of shares of the Company’s Common Stock that shall be available for grant under this Plan shall be four million (4,000,000). The aggregate number of shares available for issuance under this Plan and the number of shares subject to outstanding Awards shall be subject to adjustment as provided by Section 6.2. The shares issued pursuant to Awards granted under this Plan may be shares that either were reacquired by the Company, including shares purchased in the open market, or authorized but unissued shares.

(b)        For purpose of this Section 6.1, the aggregate number of shares available for Awards under this Plan shall be increased by, (1) shares subject to Awards that have been canceled, expired, forfeited or settled in cash, without the issuance of substitute shares, (2) shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award, (3) shares issued in connection with reinvestment of dividends or dividend equivalents (4) shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award, (5) shares reacquired by the Company on the open market using Option Proceeds; provided, however, that the aggregate number of shares that may be added back to the aggregate limit shall not be greater than the amount of such Option Proceeds divided by the Fair Market Value on the date of exercise of the Stock Option giving rise to such Option Proceeds, and (6) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement of an Award. In addition, the aggregate number of shares available for grant under this Plan shall not be reduced by shares granted as Substitute Awards.

6.2                       Adjustment to Shares

If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be granted under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for grant under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. The maximum number of shares available for grant under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

ARTICLE 7
PERFORMANCE AWARDS

7.1                       In General

Awards may be granted to Participants in the form of Performance Awards under the Plan.

7.2                       Performance Criteria

The Committee may establish Performance Awards using any one or more of the Performance Criteria included in Appendix A of the Plan. The Performance Criteria to be measured during any Performance Cycle selected by the Committee may be on a corporate-wide basis based on aggregate Company performance or performance at the Subsidiary or business unit level. The performance goals under the Performance Criteria may be measured against absolute targets or relative to the performance of one or more comparable companies or an index covering multiple companies.

7.3                       Discretion of Committee with Respect to Performance Awards

With regard to a particular Performance Cycle, the Committee shall have full discretion to select the length of such Performance Cycle, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Formula, the kind(s) and/or level(s) of the goals under the Performance Formula, whether the Performance Criteria shall apply to the Company, a Subsidiary, or any one or more subunits of the foregoing, and the Performance Formula.

7.4                       Payment of Performance Awards

(a)        Condition to Receipt of Performance Award.   Unless otherwise provided in the relevant Award Notice, a Participant must be employed (or in the case of a Consultant, retained) by the Company on the last day of a Performance Cycle to be eligible for a Performance Award for such Performance Cycle.

(b)        Limitation.   Unless otherwise determined by the Committee, a Participant shall be eligible to receive a Performance Award for a Performance Cycle only to the extent that achievement of the goals under the Performance Formula for such period is measured and as a result, all or some portion of such Participant’s Performance Award has been earned for the Performance Cycle.

(c)        Timing of Award Payments.   The Awards granted for a Performance Cycle shall be paid to Participants as soon as administratively possible following determination of achievement of the goals under the Performance Formula and satisfaction of any applicable vesting periods or other terms and conditions.

7.5                       Maximum Award Payable

The maximum Performance Award payable to any one Participant under the Plan for a Performance Cycle is five hundred thousand (500,000) shares of Common Stock. In the event that the Performance Award is denominated in cash rather than shares of Common Stock, the maximum individual cash award paid in respect of any Performance Cycle shall be five million dollars ($5,000,000).

ARTICLE 8
STOCK OPTIONS

8.1                       In General

Awards may be granted in the form of Stock Options.   These Stock Options may be Incentive Stock Options or non-qualified stock options (i.e., Stock Options which are not Incentive Stock Options) (“Non-Qualified Stock Options”), or a combination of both.

8.2                       Terms and Conditions of Stock Options

A Stock Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee in its sole discretion and as set forth in an individual Award Notice; provided, however, no Stock Option shall be exercisable after the expiration of 10 years from the Effective Date of the Stock Option. The price at which Common Stock may be purchased upon exercise of a Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Effective Date of the Stock Option’s grant except for grants of Substitute Awards. Moreover, all Stock Options shall have such a vesting schedule as may be determined by the Committee in its sole discretion and as set forth in an individual Award Notice, provided that such vesting schedule is not inconsistent with Section 12.2 or Article 15.

8.3                       Restrictions Relating to Incentive Stock Options

Stock Options issued in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the Incentive Stock Option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed one hundred thousand dollars ($100,000) (or such other limit as may be required by the Code).

8.4                       Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option Award, provided that they are not inconsistent with the Plan.

8.5                       Exercise

Upon exercise, the option price of a Stock Option may, at the Committee’s discretion, be paid in cash (or equivalents), or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. Any shares of Common Stock tendered by a Participant upon exercise of a Stock Option must, if acquired by the Participant pursuant to a previous Stock Option exercise, be owned by the Participant for at least six months prior to the date of exercise of the Stock Option. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.

8.6                       Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which Stock Options may be granted under the Plan to any one Participant in any twelve (12) month period is five hundred thousand (500,000) shares of Common Stock.

ARTICLE 9
STOCK APPRECIATION RIGHTS

9.1                       In General

Awards may be granted in the form of SARs. SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. An SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”).

9.2                       Terms and Conditions of SARs

(a)        Tandem SARs.   A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option. If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than the earlier of (1) 10 years from the Effective Date of the SAR’s grant or (2) the expiration of the related Stock Option.

(b)        Freestanding SARs.   Freestanding SARs shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than 10 years from the Effective Date of the Freestanding SAR’s grant and generally have the same terms and conditions as Stock Options.

9.3                       Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided that they are not inconsistent with the Plan.

9.4                       Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which SARs may be granted under the Plan to any one Participant for a twelve (12) month period is five hundred thousand (500,000) shares of Common Stock.

9.5                       Payments of SARs.

In the event that the SAR is paid in cash, the corresponding cash (or equivalents) thereof shall be paid as of the date that the SAR is exercised.

ARTICLE 10
RESTRICTED STOCK AWARDS

10.1                Grants

Awards under this Article 10 may be granted to Participants, either alone or in addition to other Awards granted under the Plan as Restricted Stock Awards or Restricted Stock Unit Awards. Awards may be granted in the form of (a) freestanding grants that vest based on the passage of time, or (b) grants in payment of earned Performance Awards or other incentive compensation under another plan maintained by the Company.

10.2                Award Restrictions

Restricted Stock Awards or Restricted Stock Unit Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment; provided, however, they are not inconsistent with the Plan. The Committee may modify or accelerate the delivery of a Restricted Stock Award or Restricted Stock Unit Award under such circumstances as it deems would be in the best interest of the Company.

10.3                Vesting Period for Awards to Employees

Except as provided in Section 12.2, the period to achieve full vesting for Restricted Stock Awards and Restricted Stock Unit Awards granted to Employees in the form of freestanding grants shall not be shorter than three years. Vesting under the Plan can be on a pro rata or graded basis over the period or cliff at the end of the period; provided, however that grants made to new hires to replace forfeited awards from a prior employer and grants in payment of earned Performance Awards (or other incentive compensation) are not subject to the minimum vesting period.

10.4                Evidence of Award

Any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

10.5                Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which Restricted Stock or Restricted Stock Units may be granted under the Plan to any one Participant in any twelve (12) month period is five hundred thousand (500,000) shares of Common Stock.

ARTICLE 11
OTHER STOCK-BASED AWARDS

11.1                Grants

Awards under this Article 11 may be granted to Participants, either alone or in addition to the Awards granted under the Plan, in the form of Other Stock-Based Awards. Awards may be granted either as freestanding grants or payments of earned Performance Awards or other incentive compensation under another plan maintained by the Company.

11.2                Terms and Conditions of Other Stock-Based Awards

The Committee may by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Other Stock- Based Award, provided that they are not inconsistent with the Plan. Other Stock-Based Awards shall not be subject to a minimum vesting period.

ARTICLE 12
PAYMENT OF AWARDS

12.1                In General

Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash (or equivalents), Common Stock, or a combination of cash and Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

12.2                Termination of Employment

The Committee shall determine the treatment of a Participant’s Award under the Plan in the event of the Participant’s termination of employment, either in an individual Award Notice or at the time of termination.

12.3                Inimical Conduct

If a Participant performs any act or engages in any activity which the CEO, in the case of an Employee, former Employee, a Consultant or former Consultant or the Committee, in the case of the CEO, a Director, or former Director, determines is inimical to the best interests of the Company, the Participant shall, effective as of the date the Participant engages in such conduct, forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

12.4                Breach of Employee’s Agreement

(a)        In General.   A Participant who engages in conduct described in Section 12.4(c) below shall immediately: (1) forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing; and (2) pay to the Company the amount of any gain realized or payment received as a result of any Stock Option or SAR exercised by the Participant under the Plan within the two year period immediately preceding the date the Participant engages in such conduct.

(b)        Set-Off.   By accepting an Award under this Plan, a Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including, but not limited to, amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Participant owes the Company under Section 12.4(a). Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Participant owes the Company, the Participant shall immediately pay the unpaid balance to the Company.

(c)        Conduct.   The following conduct shall result in the consequences described in Section 12.4(a): the Participant without the prior written consent of the Company, in the case of an Employee, former Employee, a Consultant or former Consultant, or the Committee, in the case of a Director or former Director: (A) engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (B) at any time divulges to any person or any entity other than the Company any trade secrets, methods, processes or the proprietary or confidential information of the Company. For purposes of this Section 12.4(c)(iii), a Participant shall not be deemed a stockholder if the Participant’s record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

ARTICLE 13
DIVIDEND AND DIVIDEND EQUIVALENT

The Committee may choose, at the time of the grant of an Award to include as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions,

restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents, which are not paid currently, may, at the Committee’s discretion, accrue interest or be reinvested into additional shares of Common Stock subject to the same vesting or performance conditions as the underlying Award.

ARTICLE 14
DEFERRAL OF AWARDS

At the discretion of the Committee, payment of any Award, other than a Stock Option Award or a SAR Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant in accordance with the provisions of the Company’s deferred compensation plan (the Source Interlink Companies, Inc. Deferred Compensation Plan or its successor plans). All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.

ARTICLE 15
CHANGE IN CONTROL

15.1                Treatment of Non-Continued Awards

Notwithstanding any provision contained in the Plan, including, but not limited to, Section 4.4, the provisions of this Article 15 shall control over any contrary provision. Except as otherwise set forth in Section 15.6 upon a Change in Control: (i) the terms of this Article 15 shall immediately become operative, without further action or consent by any person or entity unless otherwise expressly set forth in an Award Notice, (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award in each case, other than Performance Awards, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) except in those instances where a prorated Award is required to be paid under this Article 15, all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

15.2                Dividends and Dividend Equivalents

Except as otherwise set forth in Section 15.6, upon a Change in Control, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 15 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited. For example, if upon a Change in Control, an Award under this Article 15 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

15.3                Valuation and Payment of Awards; Treatment of Performance Awards

Except as otherwise set forth in Section 15.6, upon a Change in Control, any Participant, whether or not he is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than ninety (90) days after the Change in Control, in exchange for all of his Freestanding SARs, Stock Options (including Incentive Stock Options), Other Stock-Based Awards, Restricted Stock Awards and Restricted Stock Unit Awards, and all other outstanding Awards, (including those granted by the Committee pursuant to its authority under Subsection 4.2(o) hereof), other than Performance Awards, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the Change in Control Price and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less, the Awards will be canceled and terminated without payment therefore. For Performance Awards, regardless of Section 15.6, (A) if at the time of the Change in Control more than fifty percent (50%) of the applicable Performance Cycle has elapsed, the Performance Award granted to the Participant shall vest and Awards shall be paid out in an amount equal to the greater of (i) the target performance set out in the Performance Formula or (ii) actual performance to date, and (B) if at the time of the Change in Control fifty percent (50%) or less of the applicable Performance Cycle has elapsed, the Performance Award granted to the Participant shall vest and Awards shall be paid in an amount equal to fifty percent (50%) of target performance set out in the Performance Formula without consideration of actual performance to date.

15.4                Deferred Awards

Upon a Change in Control, all Awards deferred by a Participant under Article 14 hereof, but for which he has not received payment as of such date, shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than ninety (90) days after the Change in Control. For purposes of making such payment, the value of all Awards that are equity-based shall be determined by the Change in Control Price.

15.5                Miscellaneous

Upon a Change in Control, (i) the provisions of Sections 12.2, 12.3, 12.4 and 16.3 hereof shall become null and void and of no further force and effect and no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change in Control.

15.6                Continuation of Awards

Unless otherwise determined by the Committee, upon a Change in Control pursuant to which the Surviving Company or Parent Company, as applicable, assumes (or substitutes) all outstanding Awards (other than Performance Awards) pursuant to the terms hereof, then the provisions of Sections 15.1 through 15.3 shall not apply to any Award. The Committee shall determine in its sole discretion whether an Award shall be considered “assumed” or “substituted.” Without limiting the foregoing, for the purposes of this Article, a Stock Option or SAR shall be considered “assumed” or “substituted” if in the reasonable determination of the Committee, (a) the aggregate intrinsic value (the difference between the then Fair Market Value and the exercise price per share of Common Stock multiplied by the number of shares of Common Stock subject to such award) of the assumed (or substituted) Award immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Award immediately before such transaction, (b) the ratio of the exercise price per assumed (or substituted) Award to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Award immediately before such transaction, (c) the Award is exercisable for the consideration approved by the Committee (including shares of stock, other securities or property or a combination of cash, stock, securities and other property), and (d) the other terms and conditions of the Stock Options or SARs remain substantially the same. For the purposes of this Article, Restricted Stock Awards and Restricted Stock Unit Awards shall be considered an assumed (or substituted) Award if in the reasonable determination of the Committee, the value and terms and conditions of the assumed (or substituted) Award immediately after the Change in Control are substantially the same as the value and terms and conditions of such Award immediately before such transaction.

15.7                Termination of Employment Following a Change in Control

(a)        Eligibility.   Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4, and 12.2, the provisions of this Section 15.7 shall control over any contrary provision. All Participants shall be eligible for the treatment afforded by this Section 15.7 if their employment by the Company terminates within two years following a Change in Control, unless the termination is due to (1) death, (2) Disability, (3) one of the following reasons (A) the willful and continued failure by the Participant to substantially perform his duties with his employer after a written warning identifying the lack of substantial performance is delivered to the Participant by his employer to specifically identify the manner in which the employer believes that Participant has not substantially performed his duties, or (B) the willful engaging by the Participant in illegal conduct which is materially and demonstrably injurious to the Company or a Subsidiary, (4) resignation other than (A) a resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or (B) a resignation within 30 days following a reduction in base pay, or (5) Retirement.

(b)        If a Participant is eligible for treatment under this Article 15.7, (1) all of the terms, conditions, restrictions, and limitations in effect on any of his unexercised, unearned, unpaid and/or deferred Awards shall immediately lapse as of the date of his termination of employment; (2) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his Awards on or after such date, and in no event shall any of his Awards be forfeited on or after such date; and (3) except in those instances where a prorated Award is required to be paid under this Article 15, all of his unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his termination of employment.

(c)        If a Participant is eligible for treatment under this Section 15.7, all of his unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 15 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited.

15.8                Legal Fees

The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he reasonably may be entitled to under the Plan in connection with a Change in Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

ARTICLE 16
MISCELLANEOUS

16.1                Nonassignability

(a)        In General.   Except as otherwise determined by the Committee or as otherwise provided in Subsection (b) below, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will, the laws of descent and distribution, or domestic relations order), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

(b)        Non-Qualified Stock Options.   The Committee shall have the discretionary authority to grant Awards of Non-Qualified Stock Options or amend outstanding Awards of Non-Qualified Stock Options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of Non-Qualified Stock Options:

(1)        Permissible Transferors.   The only Participants permitted to transfer their Non-Qualified Stock Options are those Participants who, on the date of the transfer of their Non-Qualified Stock Option, either hold an office ranking not less than senior vice-president of the Company, or are a Director.

(2)        Permissible Transferees.   Transfers shall only be permitted to: (i) the Participant’s “Immediate Family Members,” as that term is defined in Subsection (b)(9) below; (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

(3)        No Consideration.   All transfers shall be made for no consideration.

(4)        Subsequent Transfers.   Once a Participant transfers a Non-Qualified Stock Option, any subsequent transfer of such transferred option shall, notwithstanding Section 16.1(b)(1) to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 16.1(b), with the exception of Section 16.1(b)(1).

(5)        Transfer Agent.   In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

(6)        Withholding.   In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred option. In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes.

(7)        Terms and Conditions of Transferred Option.   Upon transfer, a Non-Qualified Stock Option continues to be governed by and subject to the terms and conditions of the Plan and the applicable Award Notice. A transferee of a Non-Qualified Stock Option is entitled to the same rights as the Participant to whom such Non-Qualified Stock Options were awarded, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, option price and forfeiture.

(8)        Notice to Transferees.   The Company shall be under no obligation to provide a transferee with any notice regarding the transferred options held by the transferee upon forfeiture or any other circumstance.

(9)        Immediate Family Member.   For purposes of this Section 16.1, the term “Immediate Family Member” shall mean the Participant and his spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

16.2                Withholding Taxes

In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation,

FICA tax), the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld (or cause to be withheld) with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award at minimum statutory tax rates, or by permitting the Participant to tender (actually or through attestation) to the Company, shares of Common Stock having a Fair Market Value, as determined by the Committee, equal to the amount of such required withholding taxes up to the maximum marginal tax rate.

16.3                Amendments to Awards

The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, that materially impairs the rights or materially increases the obligation of a Participant under an outstanding Award shall be made only with the consent of the Participant (or, upon the Participant’s death, the person having the right to exercise the Award), except that amendments to implement administrative changes to the Plan that are deemed necessary or advisable by the Committee for compliance with laws shall not require Participant consent. By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.

16.4                Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

16.5                No Right to Continued Employment or Grants

Participation in the Plan shall not give any Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time for any or no reason. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee having been selected for an Award, shall have at any time the right to receive any additional Awards.

16.6                Amendment/Termination

The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of the Company required under the stockholder approval rules of the principal securities exchange or trading market for the Common Stock.

16.7                Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

16.8                No Right, Title, or Interest in Company Assets; No Rights as a Stockholder

No Participant shall have any rights as a stockholder, including the right to vote, as a result of participation in the Plan until the date of issuance of a stock certificate in name or such other evidence of ownership as may be determined by the Committee and, in the case of Restricted Stock Awards such rights as are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

16.9                Section 16 of the Exchange Act

In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings.

16.10         No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, the Company and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.11         Other Benefits

No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

16.12         Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

16.13         Severability; Entire Agreement

If any of the provisions of this Plan or any Award Notice is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan, any administrative guidelines or subplans issued pursuant to Section 4.2(i), and any Award Notices contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

16.14         No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Notice shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

16.15         Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

16.16         Waiver of Claims

Each Participant recognizes and agrees that prior to being selected by the Committee to receive an Award he has no right to any benefits hereunder. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he expressly waives any right to contest the amount of any Award, the terms of any Award Notice, any determination, action or omission hereunder or under any Award Notice by the Committee, the Company or the Board of Directors, or any amendment to the Plan or any Award Notice (other than an amendment to this Plan or an Award Agreement to which his consent is expressly required by the express terms of the Plan or an Award Notice).

APPENDIX A

SOURCE INTERLINK COMPANIES, INC.
2007 OMNIBUS LONG TERM COMPENSATION PLAN

1.0        Introduction.   The terms of this Appendix A apply to all Awards, other than Stock Options or SARs, that are intended by the Committee to satisfy the requirements for deductibility as “performance-based compensation” under Section 162(m)(4)(C) of the Code.

2.0        Definitions

The capitalized terms used in this Appendix shall have the same meaning as set forth in the Plan, unless otherwise defined below.

2.1        Committee

“Committee” means the Compensation Committee of the Board of Directors, or such other Board of Directors committee as may be designated by the Board of Directors to administer the Plan; provided that the Committee shall consist of at least two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and the applicable regulations thereunder.

2.2        Performance Criteria

“Performance Criteria,” shall mean any of the following for the Company on a consolidated basis and/or for any subsidiary, division, business unit or one or more business segments: sales or market share, manufacturing costs, operating expenses, earnings before interest, taxes, and/or depreciation and amortization (“EBIT” or “EBITDA”), operating earnings, net income (before or after extraordinary items), earnings per share (basic or fully diluted), profit margin (using any of the approved earnings-based measures as the numerator), return on assets or net assets (“ROA” or “RONA”), return on shareholders’ equity, return on capital or invested capital (“ROC” or “ROIC”), economic value added, cash flow, total shareholder return, Common Stock price per share, working capital, productivity, days sales in inventory, days sales outstanding.

3.0        Awards

3.1        Eligible Employees.   All Employees are eligible to be selected for a Performance Award during a Performance Cycle.

3.2        Performance Cycle.   For purposes of this Appendix A, a Performance Cycle shall be at least twelve (12) calendar months.

3.3        Committee Discretion.   To the extent required by Section 162(m) of the Code, the Committee shall have full discretion, within the first ninety (90) days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), to designate the Employees who will be Participants for the Performance Cycle, the length of such Performance Cycle, the type(s) of Awards to be issued, the Performance Criteria that will be used to calculate, in an objective manner, the Performance Formula, the kind(s) and/or level(s) of the goals under the Performance Formula, whether the Performance Criteria shall apply to the Company, a Subsidiary, or any one or more subunits of the foregoing, and the Performance Formula.

3.4        Adjustment of Awards.   The Committee is authorized at any time during the first ninety (90) days of a Performance Cycle, or at any time thereafter (but only to the extent the exercise of such authority after the first ninety (90) days of a Performance Cycle would not cause the Awards granted to the Participant for the Performance Cycle to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the Performance

Formula for such Performance Cycle in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Section 6.2 of the Plan to the extent it would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

3.5        Determination of Awards.   Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the goals under the Performance Formula for the Performance Cycle have been achieved and, if so, to calculate and certify in writing the amount of the Awards earned for the period. The Committee shall then determine the actual size of each Participant’s Award for the Performance Cycle. In determining the actual size of an individual Award for a Performance Cycle, the Committee may reduce (but not increase) or eliminate the amount of the Award earned under the Performance Formula for the Performance Cycle, if in the Committee’s sole judgment, such reduction or elimination is appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.	Please Mark Here for Address Change or Comments
☐
SEE REVERSE SIDE

ITEM 1.

Election of Michael R. Duckworth, 02 Ariel Z. Emanuel and 03 Terrence J. Wallock as Class III Directors for a term of three years expiring in 2010 and until each director’s successor has been duly elected and qualified.

			FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees
			☐	☐
	Nominees:	01 Michael R. Duckworth
02 Ariel Z. Emanuel
03 Terrence J. Wallock

Item 2 —	Approval of the Source Interlink Companies, Inc. 2007 Omnibus Long-Term Compensation Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐

Item 3 —	Ratification of the appointment of BDO Seidman LLP as Source Interlink Companies, Inc’s independent registered public accounting firm for fiscal year 2008.		FOR ☐	AGAINST ☐	ABSTAIN ☐

In there discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjourment or postponement thereof.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION OF VOTE IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Date:		, 2007

Signature

The signature should agree with the name on your stock certificate. If acting as
attorney, executor, administrator, trustee, guardian, etc., you should so indicate	Signature if held jointly
when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/sorc		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, tax documents documents and& other shareholder information or to change your registered address. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

SOURCE INTERLINK COMPANIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 27, 2007 AT 9:00 A.M.

The undersigned stockholder of Source Interlink Companies, Inc. (the “Company”) hereby appoints Michael R. Duckworth and Douglas J. Bates and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice of Annual Meeting of Stockholders dated October 25, 2007, the Proxy Statement furnished herewith, and a copy of the Company’s 2007 Annual Report.

(continued on reverse side)

Address Change/Comments  (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Source Interlink account online.

Access your Source Interlink stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Source Interlink Companies, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC